ALEXANDRIA® | *Building the Future of Life-Changing Innovation™*

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings Press Release and Supplemental Information

SECOND QUARTER ENDED JUNE 30, 2018

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018

CONFERENCE CALL INFORMATION:

Tuesday, July 31, 2018
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(877) 270-2148 or
(412) 902-6510
Ask to join the conference call for
Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:

Alexandria Real Estate Equities, Inc. | (626) 578-0777

Joel S. Marcus
Executive Chairman & Founder

Stephen A. Richardson
Co-Chief Executive Officer

Dean A. Shigenaga
Co-President &
Chief Financial Officer

Sara M. Kabakoff
Assistant Vice President –
Corporate Communications

ALEXANDRIA®
Building the Future of Life-Changing Innovation™

399

399 BINNEY STREET, CAMBRIDGE, GREATER BOSTON

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	i

Best-in-Class, Unique Urban Office REIT

55%[(1)] of ARE's Annual Rental Revenue is from Investment-Grade or Large Cap Tenants

83%[(1)] of ARE's Top 20 Tenants' Annual Rental Revenue is from Investment-Grade or Large Cap Tenants

2015 | 2016 | 2018
Nareit GOLD AWARD
LARGE CAP EQUITY REIT
COMMUNICATIONS AND REPORTING EXCELLENCE
BEST-IN-CLASS TRANSPARENCY, QUALITY, AND EFFICIENCY OF DISCLOSURES AND REPORTING

Nareit 2017
Leader In The Light Award
Highest Achievement In Sustainability Innovation
MOST INNOVATIVE

Unique Strategy and Operational Excellence Drive High-Quality Per-Share Growth of Funds From Operations, Dividends, and Net Asset Value

S&P 500® Investment-Grade REIT
– S&P Global: BBB / Positive; Moody's: Baa2 / Stable

High-Quality Long-Duration Cash Flows
– Class A properties in AAA locations
– 55% of annual rental revenue from investment-grade or large cap tenants

Internal Growth – Same Property Net Operating Income Growth
– Favorable triple net lease structure with annual rent escalations
– Strong demand from innovative entities
– Limited supply of Class A space
– Significant rental rate growth on leasing activity and early renewals

External Growth – Development/Redevelopment of New Class A Properties in AAA Locations
– Visible, multiyear, highly leased value-creation pipeline expected to generate significant incremental annual net operating income

Disciplined Allocation of Capital and Prudent Management of Balance Sheet

Unique Underwriting Expertise and Experience
– Prudent underwriting of innovative life science and technology tenants and development of strategic relationships

Long-Tenured Executive Management Team with Deep Expertise and Experience, and Key Relationships in the Real Estate, Life Science, and Technology Industries

(1)    See “Definitions and Reconciliations” in our Supplemental Information for additional information. As of June 30, 2018, annual rental revenue from only investment-grade tenants within our overall tenant base and within our top 20 tenants was 46% and 72%, respectively.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	ii

Table of Contents
June 30, 2018

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 8 of this Earnings Press Release and Supplemental Information for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	iii

Alexandria Real Estate Equities, Inc.
Reports
Second Quarter Ended June 30, 2018, Financial and Operating Results
Strong Internal and External Growth,
Operational Excellence and Growing Dividends

PASADENA, Calif. – July 30, 2018 – Alexandria Real Estate Equities, Inc. (NYSE:ARE)
announced financial and operating results for the second quarter ended June 30, 2018.

Key highlights

Increased common stock dividend

Common stock dividend for 2Q18 of $0.93 per common share, up 7 cents, or 8.1%, over 2Q17; continuation of our strategy to share growth in cash flows from operating activities with our stockholders while also retaining a significant portion for reinvestment.

Strong internal growth

•	Total revenues:

•	$325.0 million, up 19.0%, for 2Q18, compared to $273.1 million for 2Q17

•	$645.2 million, up 18.6%, for 1H18, compared to $543.9 million for 1H17

•	Net operating income (cash basis) of $818.7 million for 2Q18 annualized, up $60.4 million, or 8.0%, compared to 1Q18 annualized, and up $125.5 million, or 18.1%, compared to 4Q17 annualized

•	Same property net operating income growth:

•	4.1% and 6.3% (cash basis) for 2Q18, compared to 2Q17

•	4.1% and 10.3% (cash basis) for 1H18, compared to 1H17

•	Continued solid leasing activity and strong rental rate growth, in light of modest contractual lease expirations at the beginning of 2018 and a highly leased value-creation pipeline:

	2Q18	1H18
Total leasing activity – RSF	985,996	2,467,160
Lease renewals and re-leasing of space:
Rental rate increases	24.0%	21.5%
Rental rate increases (cash basis)	12.8%	13.8%
RSF (included in total leasing activity above)	727,265	961,813

•	Key leases executed during 2Q18 (included in total leasing activity above):

Property	Submarket	RSF		Tenant
215 First Street	Cambridge	152,157	(1)	Sarepta Therapeutics, Inc.
960 Industrial Road	Greater Stanford	110,000	(2)	Joby Aero, Inc.
1201 Eastlake Avenue East	Lake Union	106,106	(3)	Fred Hutchinson Cancer Research Center
Alexandria Center® at One Kendall Square	Cambridge	69,512	(4)	Ipsen Bioscience, Inc.
950 Wind River Lane	Gaithersburg	50,000		AstraZeneca PLC

(1)	Includes 121,476 RSF renewed/re-leased at rental rate increases of 53% and 36% (cash basis) and expansion of 30,681 RSF. 88,459 RSF represents early renewal of a lease expiration in January 2021.

(2)	Represents short-term lease for 110,000 RSF. The property also includes an additional 423,000 RSF undergoing entitlements for future development in one or two phases.

(3)	Re-leasing of space with a lease expiration in May 2019 at a rental rate increase of 35%.

(4)	Re-leasing of space with a lease expiration in June 2019 at rental rate increases of 16% and 49% (cash).

Strong external growth; disciplined allocation of capital to visible, multiyear, highly leased value-creation pipeline

•Highly leased value-creation pipeline with deliveries targeted for 2018 and 2019:

			Property Leased %	Unlevered Yields
Target Delivery				Initial Stabilized	Initial Stabilized (Cash)
2018	501,325	RSF	75%	7.5%	7.0%
2019	2,110,831	RSF	86%	7.3%	6.7%
	2,612,156	RSF	84%	7.3%	6.8%

•
Includes 2Q18 commencement of vertical construction of a ground-up development project aggregating 205,000 RSF, 12% leased and 12% negotiating, at 1818 Fairview Avenue East in our Lake Union submarket.

•	New Class A development and redevelopment properties recently placed into service

•	1.6 million RSF placed into service during the last 12 months with average yields of 7.6% and 7.1% (cash).

Recent and future growth in net operating income (cash basis) driven by recently delivered projects:

•
Significant near-term contractual growth in annual cash rents of $44 million related to initial free rent granted on development and redevelopment projects recently placed into service (and no longer included in our value-creation pipeline) that are currently generating rental revenue.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	1

Second Quarter Ended June 30, 2018, Financial and Operating Results (continued)
June 30, 2018

Completed strategic acquisitions

Acquisitions completed:

•	In 2Q18 and July 2018, we acquired 14 properties and four land parcels for an aggregate purchase price of $662.9 million in key submarkets. These acquisitions consisted of:

•	Two properties and four land parcels supporting the future development of new Class A buildings aggregating 1,010,000 RSF;

•
389,452 RSF of value-add operating properties with future redevelopment opportunities, including $203.0 million for a fee simple interest in an office building aggregating 349,947 RSF located in New York City, which is currently occupied by Pfizer Inc.; and

•	828,014 RSF of 99% occupied operating properties, including significant below-market leases.

Operating results

	2Q18	2Q17	1H18	1H17
Net income attributable to Alexandria’s common stockholders – diluted:
In millions	$52.0	$31.6	$185.0	$57.3
Per share	$0.51	$0.35	$1.83	$0.64

Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$167.9	$136.2	$330.4	$266.7
Per share	$1.64	$1.50	$3.27	$2.98
See “Items Included in Net Income Attributable to Alexandria’s Common Stockholders” below for additional information.

Items included in net income attributable to Alexandria’s common stockholders:
(In millions, except per share amounts)	Amount		Per Share – Diluted		Amount		Per Share – Diluted
	2Q18	2Q17	2Q18	2Q17	1H18	1H17	1H18	1H17
Realized gain on non-real estate investment	$—	$—	$—	$—	$8.3	$—	$0.08	$—
Unrealized gains on non-real estate investments(1)	5.1	—	0.05	—	77.3	—	0.76	—
Gain on sales of real estate	—	0.1	—	—	—	0.4	—	—
Impairment of:
Real estate	(6.3)	(0.2)	(0.06)	—	(6.3)	(0.2)	(0.06)	—
Non-real estate investments	—	(4.5)	—	(0.05)	—	(4.5)	—	(0.05)
Loss on early extinguishment of debt	—	—	—	—	—	(0.7)	—	(0.01)
Preferred stock redemption charge	—	—	—	—	—	(11.3)	—	(0.12)
Total	$(1.2)	$(4.6)	$(0.01)	$(0.05)	$79.3	$(16.3)	$0.78	$(0.18)
Weighted-average shares of common stock outstanding for calculation of earnings per share – diluted			102.2	90.7			101.2	89.5
(1) See “Investments” on page 46 of our Supplemental Information for additional information.

Core operating metrics as of or for the quarter ended June 30, 2018

High-quality revenues and cash flows and operational excellence

•	Percentage of annual rental revenue in effect from:

•	Investment-grade or large cap tenants: 55%

•	Class A properties in AAA locations: 78%

•	Occupancy of operating properties in North America: 97.1%

•	Operating margin: 72%

•	Adjusted EBITDA margin: 69%

•	Weighted-average remaining lease term:

•	Total tenants: 8.6 years

•	Top 20 tenants: 12.8 years

•	See “Strong Internal Growth” on the previous page for information on our total revenues, same property net operating income growth, leasing activity, and rental rate growth.

Balance sheet management

Key metrics

•	$18.8 billion of total market capitalization as of June 30, 2018

•	$2.9 billion of liquidity as of June 30, 2018

	2Q18
	Quarter	Trailing 12	4Q18
	Annualized	Months	Goal
Net debt to Adjusted EBITDA	5.8x	6.2x	Less than 5.5x
Fixed-charge coverage ratio	4.3x	4.3x	Greater than 4.0x
Unhedged variable-rate debt as a percentage of total debt	5%	N/A	Less than 5%
Current and future value-creation pipeline as a percentage of gross investments in real estate in North America	10%	N/A	8% to 12%

Key capital events

•	In June 2018, we completed an offering of $900.0 million of unsecured senior notes for net proceeds of $891.4 million. The unsecured senior notes consisted of:

•
$450.0 million of 4.00% unsecured senior notes, due in 2024. The net proceeds will be used to fund certain eligible green development and redevelopment projects that have received or are expected to receive LEED® Gold or Platinum certification.

•	$450.0 million of 4.70% unsecured senior notes, due in 2030.

•
During 2Q18, we sold 2.5 million shares of common stock under our at-the-market common stock offering program (“ATM program”) for $124.46 per share and received net proceeds of $300.8 million. In July 2018, we sold 703,625 shares of common stock under our ATM common stock offering program for $127.91 per share and received net proceeds of $88.7 million. As of July 30, 2018, we had $17.7 million available for future sales under the ATM program. We expect to file a new ATM program in the next few quarters.

•
In April 2018, our unconsolidated real estate joint venture at Menlo Gateway in our Greater Stanford submarket closed a secured note payable with commitments available for borrowing of $157.3 million, for the development of Phase II of the project. The loan matures on May 1, 2035, and bears interest at a fixed rate of 4.53%.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	2

Second Quarter Ended June 30, 2018, Financial and Operating Results (continued)
June 30, 2018

Corporate responsibility and industry leadership

•	Nareit CARE Gold Award Winner

•
2018 recipient of the Nareit Gold Investor CARE (Communications and Reporting Excellence) Award in the Large Cap Equity REIT category as the best-in-class REIT that delivers transparency, quality, and efficient communications and reporting to the investment community, which is our third Nareit Gold Investor CARE Award (2015, 2016, and 2018).

•
50% of annual rental revenue is expected from LEED-certified projects upon completion of 10 in-process projects. In April 2018, 100 Binney Street in our Cambridge submarket received LEED Gold® certification, demonstrating our commitment to sustainability.

•
In May 2018, Joel S. Marcus, executive chairman and founder, served as a keynote speaker at the Research Triangle Regional Partnership’s 2018 State of the Region. The event highlighted how the region can facilitate economic growth and infrastructural improvements to prepare for more diversified expansion in the future.

•
In June 2018, Joel S. Marcus was appointed to the Emily Krzyzewski Center board of directors. The Center serves as a college access hub propelling academically focused, low-income K-12 students and graduates toward success in college.

•
In June 2018, Circulate San Diego awarded 9880 Campus Point Drive in our University Town Center submarket the Circulate Mobility Certification, formerly known as the MOVE Alliance Certification. The certification is awarded for transit-oriented, smart growth projects in the San Diego region.

•
In June 2018, we released our inaugural 2017 Corporate Responsibility Report that highlights our continual efforts to make a positive, meaningful and purposeful impact on the health, safety and well-being of our tenants, stockholders and employees, as well as on the communities in which we live and work.

Subsequent events

•
During 2Q18, we entered into a contract to sell a land parcel located in Northern Virginia and recognized an impairment of $6.3 million to lower the carrying amount to the estimated fair value less selling costs. We completed the sale, at a price of $6.0 million, in July 2018 with no gain or loss.

•
In July 2018, we repaid $150.0 million of the outstanding balance of one secured construction loan. In connection with the partial repayment of the secured construction loan, we recognized a loss on early extinguishment of debt of $299 thousand related to the write-off of unamortized loan fees.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	3

Sustainability
June 30, 2018

ALEXANDRIA SUSTAINABILITY

Focus on making a positive and meaningful impact on the health, safety, and well-being of our tenants, stockholders, employees, and the communities in which we live and work.

A LEADER IN GREEN DEVELOPMENT AND COMMITMENT TO CONTINUOUS SUSTAINABILITY IMPROVEMENTS

$450 MILLION Issuance of Green Bond in June 2018

100% New Ground-Up Developments Targeting Minimum LEED® Gold Certification

62 Efficiency Projects on Operating Properties in 2017

53 LEED Projects[1]
- 6 | Platinum
- 33 | Gold
- 14 | Silver

50% ARE's Total Annual Rental Revenue from LEED Projects[1]

6% Reduction of Same Property Greenhouse Gas Pollution from 2016 to 2017

A LEADER IN HEALTH & WELLNESS

4 WELL Projects[2]
- 2 | Gold
- 2 | Silver

14 Fitwel® Projects[3]
- 5 | ★★★
- 6 | ★★
- 3 | ★

3.1 MILLION RSF of WELL and Fitwel Projects[2][3]

(1)	Upon completion of 10 LEED certification projects in process.

(2)	Upon completion of three WELL certification projects in process.

(3)	Upon completion of eight Fitwel certification projects in process.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	4

Acquisitions
June 30, 2018
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy	Square Footage				Unlevered Yields				Purchase Price
					Operating	Operating with Future Redevelopment		Future Development	Initial Stabilized		Initial Stabilized (Cash)

Future Development
701 Dexter Avenue North	Lake Union/Seattle	7/20/18	1	N/A	—	—		217,000	(1)		(1)		$33,500
Other	Various	Various	—	N/A	—	—		493,000	(1)		(1)		58,205

Operating with Value-Creation
219 East 42nd Street	Manhattan/New York City	7/10/18	1	100%	—	349,947	(2)	—	6.8%	(2)	6.7%	(2)	203,000
100 Tech Drive	Route 128/Greater Boston	4/13/18	1	100%	200,431	—		300,000	8.7%		7.3%		87,250

Operating
Maryland Life Science Portfolio	Rockville/Gaithersburg/Maryland	5/8/18	8	100%	376,106	39,505		—	9.1%		7.0%	(3)	146,500
2301 5th Avenue	Lake Union/Seattle	6/1/18	1	97%	197,136	—		—	8.3%		5.1%	(3)	95,000
Other	Various	Various	2	100%	54,341	—		—	N/A		N/A		39,400	(4)
			14		828,014	389,452		1,010,000					662,855
1Q18 acquisitions													339,400
Total													$1,002,255
2018 guidance midpoint													$1,010,000

(1)	We expect to provide total estimated costs and related yields of development and redevelopment projects in the future.

(2)
We acquired a fee simple interest in this office building, which is currently occupied by Pfizer Inc. with a remaining lease term of six years. Upon expiration of the lease, we have the opportunity to increase cash flows through the conversion of office space into office/laboratory space through redevelopment. Under the Midtown East Rezoning, this property is currently entitled with an as-of-right density for an additional 230,000 developable square feet. Unlevered initial stabilized yields represent initial returns during the Pfizer, Inc. occupancy prior to any future redevelopment activities. We expect to provide total estimated costs and related yields of the development or redevelopment in the future.

(3)
These properties provide an opportunity to increase cash flows through the re-leasing of in-place leases currently 16% and 25% below market at the Maryland Life Science Portfolio and 2301 5th Avenue, respectively.

(4)	Includes, among others, the final installment related to our November 2016 acquisition of 1455 and 1515 Third Street of $18.9 million which was paid during the three months ended June 30, 2018.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	5

Acquisitions (continued)

June 30, 2018

ALEXANDRIA'S EXPANSION OF FIRST-IN-CLASS NEW YORK CITY CLUSTER
219 EAST 42ND STREET
NEW YORK CITY, MANHATTAN
(Rendering of Future Redevelopment)
10 Floors
349,947 RSF
Office/Laboratory Space

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	6

Guidance
June 30, 2018
(Dollars in millions, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2018. There can be no assurance that actual amounts will be materially higher or lower than these expectations. See our discussion of “forward-looking statements” on page 8 of this Earnings Press Release for additional information.

	Guidance			Guidance
Summary of Key Changes in Guidance	As of 7/30/18	As of 4/30/18	Summary of Key Changes in Guidance	As of 7/30/18	As of 4/30/18
EPS, FFO per share, and FFO per share, as adjusted	See updates below(1)		Key sources and uses of capital	(2)	N/A
Occupancy percentage in North America as of December 31, 2018	97.1% to 97.7%	96.9% to 97.5%	Rental rate increases	17.0% to 20.0%	13.0% to 16.0%
			Rental rate increases (cash basis)	9.5% to 12.5%	7.5% to 10.5%

Projected Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 7/30/18	As of 4/30/18
Earnings per share	$2.87 to $2.93	$2.88 to $2.98
Depreciation and amortization	4.50	4.45
Allocation to unvested restricted stock awards	(0.05)	(0.05)
Funds from operations per share	$7.32 to $7.38	$7.28 to $7.38
Realized gain on non-real estate investment in 1Q18	(0.08)	(0.08)
Unrealized gains on non-real estate investments(3)	(0.76)	(0.70)
Impairment of real estate – land parcels(4)	0.06	—
Allocation to unvested restricted stock awards/other	0.03	0.02
Funds from operations per share, as adjusted	$6.57 to $6.63	$6.52 to $6.62
Midpoint	$6.60	$6.57

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2018	97.1%	97.7%

Lease renewals and re-leasing of space:
Rental rate increases	17.0%	20.0%
Rental rate increases (cash basis)	9.5%	12.5%
Same property performance:
Net operating income increase	2.5%	4.5%
Net operating income increase (cash basis)	9.0%	11.0%

Straight-line rent revenue	$92	$102	(7)
General and administrative expenses	$85	$90
Capitalization of interest	$55	$65
Interest expense	$155	$165

Guidance as of 7/30/18
Key Credit Metrics
Net debt to Adjusted EBITDA – 4Q18 annualized	Less than 5.5x
Net debt and preferred stock to Adjusted EBITDA – 4Q18 annualized	Less than 5.5x
Fixed-charge coverage ratio – 4Q18 annualized	Greater than 4.0x
Unhedged variable-rate debt as a percentage of total debt as of December 31, 2018	Less than 5%
Value-creation pipeline as a percentage of gross real estate as of December 31, 2018	8% to 12%

Key Sources and Uses of Capital	Range		Midpoint	Certain Completed Items Through 7/30/18
Sources of capital:
Net cash provided by operating activities after dividends	$140	$180	$160
Incremental debt	540	500	520
Real estate dispositions, partial interest sales, and common equity	1,330	1,530	1,430	$1,200 (5)
Total sources of capital	$2,010	$2,210	$2,110
Uses of capital:
Construction	$1,050	$1,150	$1,100
Acquisitions	960	1,060	1,010	(6)
Total uses of capital	$2,010	$2,210	$2,110
Incremental debt (included above):
Issuance of unsecured senior notes payable	$900	$900	$900	$900
Repayments of secured notes payable	(160)	(165)	(163)	$(150)
Repayment of unsecured senior bank term loan	(200)	(200)	(200)
$1.65 billion unsecured senior line of credit/other	—	(35)	(17)
Incremental debt	$540	$500	$520

(1)
Midpoint of FFO per share, as adjusted guidance increased by $0.03 from $6.57 to $6.60 primarily due to the incremental acquisitions as noted in footnote 2, and the continued strength of our core and the related increases in projected occupancy and rental rate growth on leasing activity.

(2)
Updates to key sources and uses of capital guidance for 2018 include: (a) $290 million increase in the midpoint of acquisitions range from $720 million to $1.0 billion, (b) $220 million increase in the midpoint of real estate dispositions, partial interest sales, and common equity range from $1.2 billion to $1.4 billion, (c) $300 million increase in issuance of unsecured senior notes payable reflecting the June 2018 issuance of our $900 million unsecured senior notes, and (d) $150 million increase in repayments of secured notes payable reflecting the July 2018 partial repayment of our secured construction loan.

(3)
Per share amounts of unrealized gains on non-real estate investments may be different for the full year ending December 31, 2018, depending on the weighted-average shares outstanding for the year ending December 31, 2018. Excludes future unrealized gains or losses that could be recognized in earnings from changes in fair value of equity investments after June 30, 2018. See page 46 of our Supplemental Information for additional information.

(4)
Impairment of real estate aggregating $6.3 million recognized during the three months ended June 30, 2018, related to one land parcel located in Northern Virginia that was subsequently sold in July 2018 with no gain or loss.

(5)
We have completed transactions aggregating $1.2 billion through July 2018. This includes completed and projected settlement of our forward equity sales agreements and completed sales under our ATM program. In January 2018, we executed forward equity sales agreements for 6.9 million shares of our common stock. In March 2018, we settled 843,600 shares from the forward equity sales agreements and received proceeds of $100.2 million, net of underwriting discounts and adjustments provided in the forward equity sales agreements. We expect to receive proceeds of $709.9 million upon settlement of the remaining outstanding forward equity sales agreements, to be further adjusted as provided in the sales agreements, in 2018. During the three months ended June 30, 2018, we sold 2.5 million shares of common stock under our ATM program at $124.46 per share, with net proceeds of $300.8 million. In July 2018, we sold 703,625 shares of common stock under our ATM common stock offering program for $127.91 per share and received net proceeds of $88.7 million.

(6)	See “Acquisitions” on page 5 of this Earnings Press Release for additional information.

(7)
Approximately 50% of straight-line rent revenue represents initial free rent on recently delivered and expected 2018 deliveries of new Class A properties from our development and redevelopment pipeline.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	7

Earnings Call Information and About the Company
June 30, 2018

We will host a conference call on Tuesday, July 31, 2018, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public to discuss our financial and operating results for the second quarter ended June 30, 2018. To participate in this conference call, dial (877) 270-2148 or (412) 902-6510 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the Alexandria Real Estate Equities, Inc. call. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, July 31, 2018. The replay number is (877) 344-7529 or (412) 317-0088, and the confirmation code is 10118275.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the second quarter ended June 30, 2018, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2018q2.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Stephen A. Richardson, co-chief executive officer; Peter M. Moglia, co-chief executive officer and co-chief investment officer; Dean A. Shigenaga, co-president and chief financial officer; or Sara M. Kabakoff, assistant vice president – corporate communications, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® company, is an urban office real estate investment trust (“REIT”) uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $18.8 billion and an asset base in North America of 32.0 million SF as of June 30, 2018. The asset base in North America includes 21.5 million RSF of operating properties and 3.5 million RSF of development and redevelopment of new Class A properties currently undergoing construction and pre-construction activities with target delivery dates ranging from 2018 through 2020. Additionally, the asset base in North America includes 7.0 million SF of intermediate-term and future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide its innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science and technology companies through its venture capital arm. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2018 earnings per share attributable to Alexandria’s common stockholders – diluted, 2018 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “goals,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation™, LaunchLabs®, Alexandria Center®, Alexandria Technology Square®, and Alexandria Summit® are trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	8

Consolidated Statements of Income
June 30, 2018
(In thousands, except per share amounts)

	Three Months Ended					Six Months Ended
	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17	6/30/18	6/30/17
Revenues:
Rental	$250,635	$244,485	$228,025	$216,021	$211,942	$495,120	$419,135
Tenant recoveries	72,159	73,170	70,270	67,058	60,470	145,329	121,816
Other income	2,240	2,484	496	2,291	647	4,724	2,985
Total revenues	325,034	320,139	298,791	285,370	273,059	645,173	543,936

Expenses:
Rental operations	91,908	91,771	88,073	83,469	76,980	183,679	154,067
General and administrative	22,939	22,421	18,910	17,636	19,234	45,360	38,463
Interest	38,097	36,915	36,082	31,031	31,748	75,012	61,532
Depreciation and amortization	118,852	114,219	107,714	107,788	104,098	233,071	201,281
Impairment of real estate	6,311	—	—	—	203	6,311	203
Loss on early extinguishment of debt	—	—	2,781	—	—	—	670
Total expenses	278,107	265,326	253,560	239,924	232,263	543,433	456,216

Equity in earnings of unconsolidated real estate joint ventures	1,090	1,144	376	14,100	589	2,234	950
Investment income(1)	12,530	85,561	—	—	—	98,091	—
Gain on sales of real estate – rental properties	—	—	—	—	—	—	270
Gain on sales of real estate – land parcels	—	—	—	—	111	—	111
Net income	60,547	141,518	45,607	59,546	41,496	202,065	89,051
Net income attributable to noncontrolling interests	(5,817)	(5,888)	(6,219)	(5,773)	(7,275)	(11,705)	(13,119)
Net income attributable to Alexandria Real Estate Equities, Inc.’s stockholders	54,730	135,630	39,388	53,773	34,221	190,360	75,932
Dividends on preferred stock	(1,302)	(1,302)	(1,302)	(1,302)	(1,278)	(2,604)	(5,062)
Preferred stock redemption charge	—	—	—	—	—	—	(11,279)
Net income attributable to unvested restricted stock awards	(1,412)	(1,941)	(1,255)	(1,198)	(1,313)	(2,765)	(2,300)
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$52,016	$132,387	$36,831	$51,273	$31,630	$184,991	$57,291

Net income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$0.51	$1.33	$0.39	$0.55	$0.35	$1.83	$0.64
Diluted	$0.51	$1.32	$0.38	$0.55	$0.35	$1.83	$0.64

Weighted-average shares of common stock outstanding:
Basic	101,881	99,855	95,138	92,598	90,215	100,878	89,186
Diluted	102,236	100,125	95,914	93,296	90,745	101,191	89,479

Dividends declared per share of common stock	$0.93	$0.90	$0.90	$0.86	$0.86	$1.83	$1.69

(1)	See “Investments” on page 46 of our Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	9

Consolidated Balance Sheets
June 30, 2018
(In thousands)

	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17
Assets
Investments in real estate	$11,190,771	$10,671,227	$10,298,019	$10,046,521	$9,819,413
Investments in unconsolidated real estate joint ventures	192,972	169,865	110,618	33,692	58,083
Cash and cash equivalents	287,029	221,645	254,381	118,562	124,877
Restricted cash	34,812	37,337	22,805	27,713	20,002
Tenant receivables	8,704	11,258	10,262	9,899	8,393
Deferred rent	490,428	467,112	434,731	402,353	383,062
Deferred leasing costs	232,964	226,803	221,430	208,265	201,908
Investments	790,753	724,310	523,254	485,262	424,920
Other assets	333,757	291,639	228,453	213,056	205,009
Total assets	$13,562,190	$12,821,196	$12,103,953	$11,545,323	$11,245,667

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$776,260	$775,689	$771,061	$1,153,890	$1,127,348
Unsecured senior notes payable	4,289,521	3,396,912	3,395,804	2,801,290	2,800,398
Unsecured senior line of credit	—	490,000	50,000	314,000	300,000
Unsecured senior bank term loans	548,324	548,197	547,942	547,860	547,639
Accounts payable, accrued expenses, and tenant security deposits	849,274	783,986	763,832	740,070	734,189
Dividends payable	98,676	93,065	92,145	83,402	81,602
Total liabilities	6,562,055	6,087,849	5,620,784	5,640,512	5,591,176

Commitments and contingencies

Redeemable noncontrolling interests	10,861	10,212	11,509	11,418	11,410

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
7.00% Series D cumulative convertible preferred stock	74,386	74,386	74,386	74,386	74,386
Common stock	1,033	1,007	998	943	921
Additional paid-in capital	6,387,527	6,117,976	5,824,258	5,287,777	5,059,180
Accumulated other comprehensive (loss) income	(2,485)	1,228	50,024	43,864	22,677
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	6,460,461	6,194,597	5,949,666	5,406,970	5,157,164
Noncontrolling interests	528,813	528,538	521,994	486,423	485,917
Total equity	6,989,274	6,723,135	6,471,660	5,893,393	5,643,081
Total liabilities, noncontrolling interests, and equity	$13,562,190	$12,821,196	$12,103,953	$11,545,323	$11,245,667

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	10

Funds From Operations and Funds From Operations per Share
June 30, 2018
(In thousands)

The following table presents a reconciliation of net income attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended						Six Months Ended
	6/30/18		3/31/18	12/31/17	9/30/17	6/30/17	6/30/18		6/30/17
Net income attributable to Alexandria’s common stockholders	$52,016		$132,387	$36,831	$51,273	$31,630	$184,991		$57,291
Depreciation and amortization	118,852		114,219	107,714	107,788	104,098	233,071		201,281
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(3,914)		(3,867)	(3,777)	(3,608)	(3,735)	(7,781)		(7,377)
Our share of depreciation and amortization from unconsolidated real estate JVs	807		644	432	383	324	1,451		736
Gain on sales of real estate – rental properties	—		—	—	—	—	—		(270)
Our share of gain on sales of real estate from unconsolidated real estate JVs	—		—	—	(14,106)	—	—		—
Gain on sales of real estate – land parcels	—		—	—	—	(111)	—		(111)
Impairment of real estate – rental properties	—		—	—	—	203	—		203
Allocation to unvested restricted stock awards	(1,042)		(1,548)	(734)	(957)	(685)	(3,212)		(1,245)
Dilutive effect of assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	—		1,302	—	—	—	2,604		—
Funds from operations attributable to Alexandria’s common stockholders – diluted(2)	166,719		243,137	140,466	140,773	131,724	411,124		250,508
Unrealized gains on non-real estate investments(1)	(5,067)		(72,229)	—	—	—	(77,296)		—
Realized gain on non-real estate investment	—		(8,252)	—	—	—	(8,252)		—
Removal of dilutive effect of assumed conversion of 7.00% Series D cumulative convertible preferred stock included in funds from operations above(1)	—		(1,302)	—	—	—	(2,604)		—
Impairment of land parcels and non-real estate investments	6,311	(3)	—	3,805	—	4,491	6,311	(3)	4,491
Loss on early extinguishment of debt	—		—	2,781	—	—	—		670
Preferred stock redemption charge	—		—	—	—	—	—		11,279
Allocation to unvested restricted stock awards	(18)		1,125	(94)	—	(58)	1,140		(209)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$167,945		$162,479	$146,958	$140,773	$136,157	$330,423		$266,739

(1)
On January 1, 2018, we adopted an ASU that requires changes in the fair value of our non-real estate investments to be recognized in net income. During the three months ended March 31, 2018, we recognized unrealized gains of $72.2 million. These unrealized gains are included in net income and funds from operations as defined by Nareit (“Nareit FFO”). For net income per share purposes, our Series D preferred stock was not assumed to be converted for the three months ended March 31, 2018, as its assumed conversion was anti-dilutive. However, for Nareit FFO per share, we assumed the conversion of the Series D preferred stock because its effect was dilutive on a per share basis.

We compute funds from operations, as adjusted, excluding unrealized gains or losses on non-real estate investments. As a result, the assumed conversion of our Series D preferred stock was reversed from our Nareit FFO calculation, as its impact was anti-dilutive on a per share basis for our funds from operations, as adjusted.
See “Investments” on page 46 of our Supplemental Information for additional information. See definitions for “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” and “Weighted-Average Shares of Common Stock Outstanding – Diluted” on pages 53 and 57, respectively, of our Supplemental Information for additional information.

(2)
Calculated in accordance with standards established by the Advisory Board of Governors of the National Association of Real Estate Investment Trusts (the “Nareit Board of Governors”) in its April 2002 White Paper and related implementation guidance.

(3)	Impairment of real estate recognized during the three months ended June 30, 2018, related to one land parcel located in Northern Virginia that was subsequently sold in July 2018 with no gain or loss.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	11

Funds From Operations and Funds From Operations per Share (continued)
June 30, 2018
(In thousands, except per share amounts)

The following table presents a reconciliation of net income per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended						Six Months Ended
	6/30/18		3/31/18	12/31/17	9/30/17	6/30/17	6/30/18		6/30/17
Net income per share attributable to Alexandria’s common stockholders	$0.51		$1.32	$0.38	$0.55	$0.35	$1.83		$0.64
Depreciation and amortization	1.13		1.08	1.08	1.11	1.10	2.23		2.16
Our share of gain on sales of real estate from unconsolidated real estate JVs	—		—	—	(0.15)	—	—		—
Allocation to unvested restricted stock awards	(0.01)		—	—	—	—	(0.03)		—
Dilutive effect of assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	—		0.01	—	—	—	—		—
Funds from operations per share attributable to Alexandria’s common stockholders – diluted(2)	1.63		2.41	1.46	1.51	1.45	4.03		2.80
Unrealized gains on non-real estate investments(1)	(0.05)		(0.70)	—	—	—	(0.76)		—
Realized gain on non-real estate investment	—		(0.08)	—	—	—	(0.08)		—
Removal of dilutive effect of assumed conversion of 7.00% Series D cumulative convertible preferred stock included in funds from operations above(1)	—		(0.01)	—	—	—	—		—
Impairment of land parcels and non-real estate investments	0.06	(3)	—	0.04	—	0.05	0.06	(3)	0.05
Loss on early extinguishment of debt	—		—	0.03	—	—	—		0.01
Preferred stock redemption charge	—		—	—	—	—	—		0.12
Allocation to unvested restricted stock awards	—		—	—	—	—	0.02		—
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.64		$1.62	$1.53	$1.51	$1.50	$3.27		$2.98

Weighted-average shares of common stock outstanding(1) for calculations of:
Earnings per share – diluted and funds from operations – diluted, as adjusted, per share	102,236		100,125	95,914	93,296	90,745	101,191		89,479
Funds from operations – diluted, per share	102,236		100,866	95,914	93,296	90,745	101,933		89,479

(1)	See footnote 1 on prior page for additional information.

(2)	Calculated in accordance with standards established by the Nareit Board of Governors in its April 2002 White Paper and related implementation guidance.

(3)	See footnote 3 on prior page for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	12

SUPPLEMENTAL
INFORMATION

Company Profile
June 30, 2018

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® company, is an urban office REIT uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $18.8 billion and an asset base in North America of 32.0 million SF as of June 30, 2018. The asset base in North America includes 21.5 million RSF of operating properties and 3.5 million RSF of development and redevelopment of new Class A properties currently undergoing construction and pre-construction activities with target delivery dates ranging from 2018 through 2020. Additionally, the asset base in North America includes 7.0 million SF of intermediate-term and future development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science and technology companies through our venture capital arm. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 55% of our annual rental revenue generated from companies with an investment-grade credit rating, or a 12-month average reported market capitalization or private valuation greater than $10 billion. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating highly dynamic and collaborative campuses in key urban life science and technology cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in our niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science and technology communities in their respective urban innovation clusters. We believe that our expertise, experience, reputation, and key relationships in the real estate, life science, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Alexandria’s executive and senior management team consists of 37 individuals, averaging 23 years of real estate experience, including 12 years with Alexandria. Our executive management team alone averages 18 years of experience with Alexandria.

EXECUTIVE MANAGEMENT TEAM
Joel S. Marcus
Executive Chairman & Founder
Stephen A. Richardson
Co-Chief Executive Officer
Peter M. Moglia
Co-Chief Executive Officer & Co-Chief Investment Officer
Dean A. Shigenaga
Co-President & Chief Financial Officer
Thomas J. Andrews
Co-President & Regional Market Director – Greater Boston
Daniel J. Ryan
Co-Chief Investment Officer & Regional Market Director – San Diego
Jennifer J. Banks
Co-Chief Operating Officer, General Counsel & Corporate Secretary
Lawrence J. Diamond
Co-Chief Operating Officer & Regional Market Director – Maryland
Vincent R. Ciruzzi
Chief Development Officer
John H. Cunningham
Executive Vice President & Regional Market Director – New York City

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	14

Investor Information
June 30, 2018

Corporate Headquarters	New York Stock Exchange Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101	7.00% Series D preferred stock: ARE PRD	Email:	corporateinformation@are.com
		Web:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by its reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	J.P. Morgan Securities LLC	RBC Capital Markets
Jamie Feldman / Jeffrey Spector	Michael Bilerman / Emmanuel Korchman	Anthony Paolone / Patrice Chen	Michael Carroll / Brian Hawthorne
(646) 855-5808 / (646) 855-1363	(212) 816-1383 / (212) 816-1382	(212) 622-6682 / (212) 622-1893	(440) 715-2649 / (440) 715-2653

Barclays Capital Inc.	Evercore ISI	Mitsubishi UFJ Securities (USA), Inc.	Robert W. Baird & Co. Incorporated
Ross Smotrich / Trevor Young	Sheila McGrath / Wendy Ma	Karin Ford / Ryan Cybart	David Rodgers / Richard Schiller
(212) 526-2306 / (212) 526-3098	(212) 497-0882 / (212) 497-0870	(212) 405-7249 / (212) 405-6591	(216) 737-7341 / (312) 609-5485

BTIG, LLC	Green Street Advisors, Inc.	Mizuho Securities USA Inc.	UBS Securities LLC
Tom Catherwood / James Sullivan	Jed Reagan / Daniel Ismail	Richard Anderson / Zachary Silverberg	Frank Lee
(212) 738-6140 / (212) 738-6139	(949) 640-8780 / (949) 640-8780	(212) 205-8445 / (212) 205-7855	(415) 352-5679

CFRA	JMP Securities – JMP Group, Inc.
Kenneth Leon	Peter Martin
(212) 438-4638	(415) 835-8904

Fixed Income Coverage		Rating Agencies
J.P. Morgan Securities LLC	Wells Fargo & Company	Moody’s Investors Service	S&P Global Ratings
Mark Streeter / Jonathan Rau	Thierry Perrein / Kevin McClure	Thuy Nguyen / Reed Valutas	Fernanda Hernandez / Anita Ogbara
(212) 834-5086 / (212) 834-5237	(704) 410-3262 / (704) 410-3252	(212) 553-7168 / (212) 553-4169	(212) 438-1347 / (212) 438-5077

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	15

High-Quality, Diverse, and Innovative Tenants
June 30, 2018

Cash Flows from High-Quality, Diverse, and Innovative Tenants

Investment-Grade or Large Cap Tenants	Tenant Mix

Public Biotechnology
25%
Life Science Product, Service, and Device
18%
Private Biotechnology
9%
Technology
(73% from Leading Technology Entities(2))
10%
4%
Other
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
11%
Multinational Pharmaceutical
23%

55%

of ARE’s Total
Annual Rental Revenue(1)

A REIT Industry-Leading Tenant Roster	Percentage of ARE’s Annual Rental Revenue(1)

(1)	Represents annual rental revenue in effect as of June 30, 2018.

(2)	Leading Technology Entities are technology companies with an investment-grade credit rating, or a 12-month average reported market capitalization or private valuation greater than $10 billion.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	16

Class A Properties in AAA Locations
June 30, 2018

High-Quality Cash Flows from Class A Properties in AAA Locations

Class A Properties in AAA Locations	AAA Locations

San Francisco
23%
New York City
6%
San Diego
16%
Seattle
6%
Maryland
6%
Research Triangle Park
3%
Other Markets
2%
Greater Boston
38%

78%

of ARE’s
Annual Rental Revenue(1)

Percentage of ARE’s Annual Rental Revenue(1)

(1)	Represents annual rental revenue in effect as of June 30, 2018.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	17

Occupancy
June 30, 2018

Solid Demand for Class A Properties in AAA Locations
Drives Solid Occupancy

Solid Historical Occupancy(1)	Occupancy across Key Locations

97.1%
97.2%
99.8%
100.0%
95.8%
97.2%
95.7%
96.5%
North America
Greater Boston
San Francisco
New York City
San Diego
Seattle
Maryland
Research Triangle Park

96%

Over 10 Years

Occupancy of Operating Properties
as of June 30, 2018

(1)	Average occupancy of operating properties in North America as of each December 31 for the last 10 years and as of June 30, 2018.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	18

Financial and Asset Base Highlights
June 30, 2018
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17
Selected financial data from consolidated financial statements and related information
Adjusted EBITDA – quarter annualized	$911,284	$914,444	$817,392	$773,828	$755,048
Adjusted EBITDA – trailing 12 months	$854,237	$815,178	$767,508	$728,869	$689,079
Adjusted EBITDA margins	69%	69%	68%	68%	68%
Operating margins	72%	71%	71%	71%	72%

Net debt at end of period	$5,326,039	$4,979,254	$4,516,672	$4,698,568	$4,660,216
Net debt to Adjusted EBITDA – quarter annualized	5.8x	5.4x	5.5x	6.1x	6.2x
Net debt to Adjusted EBITDA – trailing 12 months	6.2x	6.1x	5.9x	6.4x	6.8x
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.9x	5.5x	5.6x	6.2x	6.3x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	6.3x	6.2x	6.0x	6.5x	6.9x

Fixed-charge coverage ratio – quarter annualized	4.3x	4.6x	4.2x	4.1x	4.1x
Fixed-charge coverage ratio – trailing 12 months	4.3x	4.3x	4.1x	4.0x	3.9x
Unencumbered net operating income as a percentage of total net operating income	88%	87%	86%	81%	81%

Closing stock price at end of period	$126.17	$124.89	$130.59	$118.97	$120.47
Common shares outstanding (in thousands) at end of period	103,346	100,696	99,784	94,325	92,098
Total equity capitalization at end of period	$13,142,725	$12,682,876	$13,140,843	$11,328,163	$11,202,668
Total market capitalization at end of period	$18,756,830	$17,893,674	$17,905,650	$16,145,203	$15,978,053

Dividend per share – quarter/annualized	$0.93/$3.72	$0.90/$3.60	$0.90/$3.60	$0.86/$3.44	$0.86/$3.44
Dividend payout ratio for the quarter	57%	56%	61%	58%	58%
Dividend yield – annualized	2.9%	2.9%	2.8%	2.9%	2.9%

General and administrative expenses as a percentage of total assets – trailing 12 months	0.6%	0.6%	0.6%	0.6%	0.6%
General and administrative expenses as a percentage of total revenues – trailing 12 months	6.7%	6.6%	6.6%	6.8%	7.0%

Capitalized interest	$15,527	$13,360	$12,897	$17,092	$15,069
Weighted-average interest rate for capitalization of interest during the period	3.92%	3.91%	3.89%	3.96%	3.98%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	19

Financial and Asset Base Highlights (continued)
June 30, 2018
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$23,259	$32,631	$33,281	$20,865	$17,905
Amortization of acquired below-market leases	$5,198	$6,170	$4,147	$4,545	$5,004
Straight-line rent expense on ground leases	$252	$240	$205	$206	$201
Stock compensation expense	$7,975	$7,248	$6,961	$7,893	$5,504
Amortization of loan fees	$2,593	$2,543	$2,571	$2,840	$2,843
Amortization of debt premiums	$606	$575	$639	$652	$625
Non-revenue-enhancing capital expenditures:
Building improvements	$2,827	$2,625	$2,469	$2,453	$1,840
Tenant improvements and leasing commissions	$10,686	$2,836	$9,578	$9,976	$9,389

Operating statistics and related information (at end of period)
Number of properties – North America	234	222	213	206	202
RSF (including development and redevelopment projects under construction) – North America	24,007,981	23,066,089	21,981,133	20,642,042	20,567,473
Total square feet – North America	31,976,194	30,240,017	29,563,221	28,583,747	28,351,518
Annual rental revenue per occupied RSF – North America	$48.22	$48.09	$48.01	$47.19	$46.55
Occupancy of operating properties – North America	97.1%	96.6%	96.8%	96.1%	95.7%
Occupancy of operating and redevelopment properties – North America	95.0%	94.3%	94.7%	93.9%	94.0%
Weighted average remaining lease term (in years)	8.6	8.7	8.9	8.8	8.8

Total leasing activity – RSF	985,996	1,481,164	1,379,699	786,925	1,081,777
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	24.0%	16.3%	24.8%	24.2%	23.2%
Rental rate increases (cash basis)	12.8%	19.0%	10.4%	10.0%	9.4%
RSF (included in total leasing activity above)	727,265	234,548	593,622	448,472	604,142

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	4.1%	4.0%	4.5%	2.2%	1.8%
Net operating income increase (cash basis)	6.3%	14.6%	12.5%	7.8%	7.0%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	20

Key Operating Metrics
June 30, 2018

Favorable Lease Structure(1)		Same Property Net Operating Income Growth

Stable cash flows
Percentage of triple net leases	97%
Increasing cash flows
Percentage of leases containing annual rent escalations	96%
Lower capex burden
Percentage of leases providing for the recapture of capital expenditures	95%

Margins(2)		Rental Rate Growth: Renewed/Re-Leased Space

Adjusted EBITDA	Operating
69%	72%

(1)	Percentages calculated based on RSF as of June 30, 2018.

(2)	Represents percentages for the three months ended June 30, 2018.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	21

Same Property Performance
June 30, 2018
(Dollars in thousands)

Same Property Financial Data	2Q18	1H18	Same Property Statistical Data	2Q18	1H18
Percentage change over comparable period from prior year:			Number of same properties	187	186
Net operating income increase	4.1%	4.1%	Rentable square feet	17,585,507	17,353,037
Net operating income increase (cash basis)	6.3%	10.3%	Occupancy – current-period average	96.4%	96.4%
Operating margin	72%	72%	Occupancy – same-period prior-year average	95.8%	96.2%

	Three Months Ended June 30,				Six Months Ended June 30,
	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change

Same properties	$205,719	$197,769	$7,950	4.0%	$408,894	$392,684	$16,210	4.1%
Non-same properties	44,916	14,173	30,743	216.9	86,226	26,451	59,775	226.0
Total rental	250,635	211,942	38,693	18.3	495,120	419,135	75,985	18.1

Same properties	64,253	58,999	5,254	8.9	129,485	119,119	10,366	8.7
Non-same properties	7,906	1,471	6,435	437.5	15,844	2,697	13,147	487.5
Total tenant recoveries	72,159	60,470	11,689	19.3	145,329	121,816	23,513	19.3

Same properties	72	50	22	44.0	140	107	33	30.8
Non-same properties	2,168	597	1,571	263.1	4,584	2,878	1,706	59.3
Total other income	2,240	647	1,593	246.2	4,724	2,985	1,739	58.3

Same properties	270,044	256,818	13,226	5.1	538,519	511,910	26,609	5.2
Non-same properties	54,990	16,241	38,749	238.6	106,654	32,026	74,628	233.0
Total revenues	325,034	273,059	51,975	19.0	645,173	543,936	101,237	18.6

Same properties	75,989	70,356	5,633	8.0	153,155	141,790	11,365	8.0
Non-same properties	15,919	6,624	9,295	140.3	30,524	12,277	18,247	148.6
Total rental operations	91,908	76,980	14,928	19.4	183,679	154,067	29,612	19.2

Same properties	194,055	186,462	7,593	4.1	385,364	370,120	15,244	4.1
Non-same properties	39,071	9,617	29,454	306.3	76,130	19,749	56,381	285.5
Net operating income	$233,126	$196,079	$37,047	18.9%	$461,494	$389,869	$71,625	18.4%

Net operating income – same properties	$194,055	$186,462	$7,593	4.1%	$385,364	$370,120	$15,244	4.1%
Straight-line rent revenue and amortization of acquired below-market leases	(16,751)	(19,604)	2,853	(14.6)	(33,892)	(51,596)	17,704	(34.3)
Net operating income – same properties (cash basis)	$177,304	$166,858	$10,446	6.3%	$351,472	$318,524	$32,948	10.3%

See definition for “Same Property Comparisons” on page 56 of this Supplemental Information for a reconciliation of same store properties to total properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	22

Leasing Activity
June 30, 2018
(Dollars per RSF)

	Three Months Ended			Six Months Ended				Year Ended
	June 30, 2018			June 30, 2018				December 31, 2017
	Including Straight-Line Rent	Cash Basis		Including Straight-Line Rent		Cash Basis		Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	24.0%	12.8%	(2)	21.5%		13.8%	(2)	25.1%	12.7%
New rates	$48.88	$47.29		$49.21		$47.64		$51.05	$47.99
Expiring rates	$39.43	$41.92		$40.49		$41.85		$40.80	$42.60
Rentable square footage	727,265			961,813				2,525,099
Tenant improvements/leasing commissions	$13.60			$14.06				$18.74
Weighted-average lease term	5.7 years			5.3 years				6.2 years

Developed/redeveloped/previously vacant space leased
New rates	$48.48	$46.75		$68.12		$56.69		$47.56	$42.93
Rentable square footage	258,731			1,505,347				2,044,083
Tenant improvements/leasing commissions	$20.72			$12.82				$9.83
Weighted-average lease term	6.0 years			13.7 years				10.1 years

Leasing activity summary (totals):
New rates	$48.78	$47.15		$60.75		$53.16		$49.49	$45.72
Rentable square footage	985,996			2,467,160	(3)			4,569,182
Tenant improvements/leasing commissions	$15.47			$13.30				$14.75
Weighted-average lease term	5.8 years			10.4 years				7.9 years

Lease expirations:(1)
Expiring rates	$39.73	$42.00		$40.87		$42.69		$39.99	$41.71
Rentable square footage	786,580			1,326,613				2,919,259

Leasing activity includes 100% of results for each property in which we have an investment in North America.

(1)	Excludes 19 month-to-month leases aggregating 23,830 RSF and 25 month-to-month leases aggregating 37,006 RSF as of June 30, 2018 and December 31, 2017, respectively.

(2)
Includes rental rate increases related to the early re-leasing and re-tenanting of space subject to significantly below-market leases at our Alexandria Center® at One Kendall Square campus in our Cambridge submarket. Since our acquisition of the campus in 4Q16, we have re-leased and renewed approximately 280,000 RSF of below-market space, or three times the volume we initially forecasted to be executed through 2Q18, at rental rate (cash basis) increases of approximately 26%. In addition, as of 2Q18, there was approximately 78,586 RSF of temporary vacancy at the campus of which 68% is committed under a lease, in lease negotiations, or identified as the location for our Alexandria Launchlabs®.

(3)
During the six months ended June 30, 2018, we granted tenant concessions/free rent averaging 2.0 months with respect to the 2,467,160 RSF leased. Approximately 61% of the leases executed during the six months ended June 30, 2018, did not include concessions for free rent.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	23

Contractual Lease Expirations
June 30, 2018

Year	Number of Leases	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Total Annual Rental Revenue
2018 (2)	40	617,160	3.0%	$47.21	2.9%
2019	92	1,307,904	6.3%	$40.83	5.4%
2020	114	1,873,964	9.0%	$37.61	7.1%
2021	96	1,731,707	8.3%	$41.09	7.2%
2022	91	1,605,142	7.7%	$44.45	7.2%
2023	70	2,081,217	10.0%	$42.75	9.0%
2024	36	1,608,601	7.7%	$47.66	7.7%
2025	33	1,096,663	5.3%	$48.66	5.4%
2026	21	841,214	4.0%	$44.66	3.8%
2027	26	1,968,087	9.4%	$44.16	8.8%
Thereafter	54	6,152,830	29.3%	$57.00	35.5%

Market	2018 Contractual Lease Expirations						Annual Rental Revenue (per RSF)(1)	2019 Contractual Lease Expirations					Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Redevelopment		Remaining Expiring Leases	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases	Total

Greater Boston	12,839	57,110	—		23,361	93,310	$61.62	92,800	4,321	—	249,209	346,330	$51.14
San Francisco	—	3,412	126,971	(3)	9,122	139,505	48.77	15,669	4,111	—	198,784	218,564	42.12
New York City	11,790	24,443	—		35,985	72,218	108.87	—	—	—	7,900	7,900	114.95
San Diego	—	17,767	44,034	(4)	122,641	184,442	32.30	72,181	—	—	202,302	274,483	33.08
Seattle	—	—	—		—	—	—	106,003	75,545	—	42,137	223,685	43.88
Maryland	—	2,618	—		19,464	22,082	15.70	—	60,710	—	72,606	133,316	28.25
Research Triangle Park	—	23,566	—		15,214	38,780	23.45	—	—	—	44,448	44,448	21.33
Canada	31,006	—	—		23,959	54,965	19.75	—	—	—	—	—	—
Non-cluster markets	—	7,721	—		4,137	11,858	26.43	—	—	—	59,178	59,178	33.34
Total	55,635	136,637	171,005		253,883	617,160	$47.21	286,653	144,687	—	876,564	1,307,904	$40.83
Percentage of expiring leases	9%	22%	28%		41%	100%		22%	11%	—%	67%	100%

(1)	Represents amounts in effect as of June 30, 2018.

(2)	Excludes 19 month-to-month leases aggregating 23,830 RSF as of June 30, 2018.

(3)
Relates to 126,971 RSF of office space targeted for redevelopment into office/laboratory space upon expiration of the existing lease at the end of the third quarter of 2018, at 681 Gateway Boulevard in our South San Francisco submarket, of which 60,963 RSF, or 48%, is pre-leased to another tenant. Concurrent with our redevelopment, we anticipate expanding 681 Gateway Boulevard by an additional 15,000 RSF to 30,000 RSF and expect initial occupancy in 2019.

(4)	Relates to 44,034 RSF at 4110 Campus Point Court in our University Town Center submarket, a property that was acquired during the fourth quarter of 2017.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	24

Top 20 Tenants
June 30, 2018
(Dollars in thousands, except market cap/private valuation amounts)

83% of Top 20 Annual Rental Revenue from Investment-Grade or Large Cap Tenants(1)

	Tenant	Remaining Lease Term in Years(1)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Market Cap(2) (in billions)	Private Valuation(2)(3) (in billions)

							Moody’s	S&P
1	Illumina, Inc.	12.1		891,495	$34,876	3.5%	—	BBB	$32.4	N/A
2	Takeda Pharmaceutical Company Ltd.	11.8		386,111	30,614	3.1	A2	A-	$39.7	N/A
3	Bristol-Myers Squibb Company	9.6		475,661	30,559	3.1	A2	A+	$98.0	N/A
4	Sanofi	9.6		494,693	29,787	3.0	A1	AA	$110.4	N/A
5	Eli Lilly and Company	11.4		467,521	29,203	2.9	A2	AA-	$91.0	N/A
6	Celgene Corporation	7.9		614,082	29,183	2.9	Baa2	BBB+	$84.2	N/A
7	Novartis AG	8.6		361,180	27,732	2.8	Aa3	AA-	$191.2	N/A
8	Uber Technologies, Inc.	74.4	(4)	422,980	22,173	2.2	—	—	N/A	$67.1
9	New York University	12.2		209,224	20,718	2.1	Aa2	AA-	N/A	N/A
10	bluebird bio, Inc.	8.6		262,261	20,095	2.0	—	—	$7.2	N/A
11	Moderna Therapeutics, Inc.	10.4		356,975	19,857	2.0	—	—	N/A	$7.9
12	Stripe, Inc.	9.3		295,333	17,822	1.8	—	—	N/A	$9.2
13	Roche	2.8		343,861	17,597	1.8	Aa3	AA	$207.2	N/A
14	Amgen Inc.	5.8		407,369	16,838	1.7	Baa1	A	$124.8	N/A
15	Massachusetts Institute of Technology	7.0		256,126	16,729	1.7	Aaa	AAA	N/A	N/A
16	United States Government	7.1		264,358	15,073	1.5	Aaa	AA+	N/A	N/A
17	Facebook, Inc.	11.6		382,883	14,588	1.5	—	—	$494.7	N/A
18	FibroGen, Inc.	5.4		234,249	14,198	1.4	—	—	$3.9	N/A
19	Biogen Inc.	10.3		305,212	13,278	1.3	Baa1	A-	$62.1	N/A
20	Pinterest, Inc.	14.7		148,146	12,114	1.2	—	—	N/A	$11.3
	Total/weighted average	12.8	(4)	7,579,720	$433,034	43.5%

(1)
Based on aggregate annual rental revenue in effect as of June 30, 2018. See “Definitions and Reconciliations” on pages 51 and 54 for our methodologies on annual rental revenue for unconsolidated properties and investment-grade or large cap tenants, respectively.

(2)	12-month average reported market capitalization or private valuation as of June 30, 2018.

(3)
Private valuation provided by PitchBook Data, Inc., a comprehensive database that provides data on private capital markets, which represents an estimate of the company’s valuation following its most recently completed equity financing. Uber Technologies, Inc. completed a Series G financing in January 2018, Moderna Therapeutics, Inc. completed a Series H financing in May 2018, Stripe, Inc. completed a Series D financing in November 2016, and Pinterest, Inc. completed a Series H financing in June 2017.

(4)
Represents a ground lease with Uber Technologies, Inc. at 1455 and 1515 Third Street in our Mission Bay/SoMa submarket. Excluding the ground lease, the weighted-average remaining lease term for our top 20 tenants was 9.5 years as of June 30, 2018.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	25

Summary of Properties and Occupancy
June 30, 2018
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	6,438,030	164,000	31,858	6,633,888	28%	55	$376,114	38%	$61.38
San Francisco	4,644,847	1,627,088	48,547	6,320,482	26	44	226,095	23	50.69
New York City	727,674	—	—	727,674	3	2	63,380	6	87.10
San Diego	4,349,106	—	163,648	4,512,754	19	56	161,989	16	38.88
Seattle	1,235,055	205,000	—	1,440,055	6	13	57,777	6	48.14
Maryland	2,461,932	—	103,225	2,565,157	11	37	64,884	6	27.64
Research Triangle Park	1,076,907	—	141,819	1,218,726	5	16	27,056	3	26.04
Canada	256,967	—	—	256,967	1	3	6,767	1	26.72
Non-cluster markets	277,404	—	—	277,404	1	7	6,227	1	28.83
Properties held for sale	54,874	—	—	54,874	—	1	997	—	—
North America	21,522,796	1,996,088	489,097	24,007,981	100%	234	$991,286	100%	$48.22
		2,485,185

Summary of occupancy

	Operating Properties			Operating and Redevelopment Properties
Market	6/30/18	3/31/18	6/30/17	6/30/18	3/31/18	6/30/17
Greater Boston	97.2%	95.7%	96.2%	96.7%	95.2%	96.2%
San Francisco	99.8	99.9	99.6	98.8	98.9	99.6
New York City	100.0	100.0	99.3	100.0	100.0	99.3
San Diego	95.8	95.2	91.7	92.3	91.7	88.0
Seattle	97.2	96.6	97.2	97.2	96.6	97.2
Maryland	95.7	95.7	93.0	91.9	91.2	93.0
Research Triangle Park	96.5	96.8	95.9	85.3	82.9	82.1
Subtotal	97.4	96.8	95.7	95.2	94.4	94.0
Canada	98.6	99.6	99.2	98.6	99.6	99.2
Non-cluster markets	77.9	78.9	88.4	77.9	78.9	88.4
North America	97.1%	96.6%	95.7%	95.0%	94.3%	94.0%

See “Definitions and Reconciliations” in this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	26

Property Listing
June 30, 2018
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square
50, 60, 75/125, and 100 Binney Street, 161 First Street, 215 First Street, 150 Second Street, 300 Third Street, and 11 Hurley Street	2,060,275	—	—	2,060,275	9	$143,920	98.4%	98.4%
225 Binney Street (consolidated joint venture – 30% ownership)	305,212	—	—	305,212	1	13,278	100.0	100.0
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	87,334	99.7	99.7
100, 200, 300, 400, 500, 600, and 700 Technology Square
Alexandria Center® at One Kendall Square	649,705	164,000	—	813,705	10	46,241	87.9	87.9
One Kendall Square – Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, 2000, and 399 Binney Street
480 and 500 Arsenal Street	234,260	—	—	234,260	2	10,532	100.0	100.0
640 Memorial Drive	225,504	—	—	225,504	1	13,771	100.0	100.0
780 and 790 Memorial Drive	99,658	—	—	99,658	2	7,201	92.6	92.6
167 Sidney Street and 99 Erie Street	54,549	—	—	54,549	2	3,737	100.0	100.0
79/96 13th Street (Charlestown Navy Yard)	25,309	—	—	25,309	1	620	100.0	100.0
Cambridge/Inner Suburbs	4,836,107	164,000	—	5,000,107	35	326,634	97.5	97.5
Longwood Medical Area
360 Longwood Avenue (unconsolidated joint venture – 27.5% ownership)	210,709	—	—	210,709	1	3,970	83.8	83.8
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	10,478	95.6	95.6
3 and 6/8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35 and 45/47 Wiggins Avenue, and 60 Westview Street
225, 266, and 275 Second Avenue	285,759	—	31,858	317,617	3	12,311	100.0	90.0
100 Tech Drive	200,431	—	—	200,431	1	8,455	100.0	100.0
19 Presidential Way	144,892	—	—	144,892	1	4,863	93.0	93.0
100 Beaver Street	82,330	—	—	82,330	1	3,279	100.0	100.0
285 Bear Hill Road	26,270	—	—	26,270	1	1,167	100.0	100.0
Route 128	1,083,564	—	31,858	1,115,422	15	40,553	97.7	94.9
Route 495
111 and 130 Forbes Boulevard	155,846	—	—	155,846	2	1,543	100.0	100.0
20 Walkup Drive	91,045	—	—	91,045	1	649	100.0	100.0
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0	100.0
Route 495	307,650	—	—	307,650	4	4,957	100.0	100.0
Greater Boston	6,438,030	164,000	31,858	6,633,888	55	$376,114	97.2%	96.7%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	27

Property Listing (continued)
June 30, 2018
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Francisco
Mission Bay/SoMa
1655 and 1725 Third Street (unconsolidated joint venture – 10% ownership)	—	593,765	—	593,765	2	$—	N/A	N/A
409 and 499 Illinois Street (consolidated joint venture – 60% ownership)	455,069	—	—	455,069	2	28,710	100.0%	100.0%
1455 and 1515 Third Street	422,980	—	—	422,980	2	22,173	100.0	100.0
510 Townsend Street	295,333	—	—	295,333	1	17,822	100.0	100.0
88 Bluxome Street	232,470	—	—	232,470	1	3,813	100.0	100.0
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	13,126	100.0	100.0
1500 Owens Street (consolidated joint venture – 50.1% ownership)	158,267	—	—	158,267	1	7,681	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	11,114	100.0	100.0
505 Brannan Street (consolidated joint venture – 99.7% ownership)	148,146	—	—	148,146	1	12,114	100.0	100.0
Mission Bay/SoMa	2,080,003	593,765	—	2,673,768	12	116,553	100.0	100.0
South San Francisco
213, 249, 259, 269, and 279 East Grand Avenue	407,369	512,335	—	919,704	5	16,838	100.0	100.0
Alexandria Technology Center® – Gateway	619,037	—	—	619,037	7	28,945	98.9	98.9
600, 630, 650, 681, 701, 901, and 951 Gateway Boulevard
400 and 450 East Jamie Court	163,035	—	—	163,035	2	6,519	100.0	100.0
500 Forbes Boulevard	155,685	—	—	155,685	1	6,619	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	5,653	100.0	100.0
341 and 343 Oyster Point Boulevard	107,960	—	—	107,960	2	4,479	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	3,816	100.0	100.0
South San Francisco	1,693,338	512,335	—	2,205,673	19	72,869	99.6	99.6
Greater Stanford
Menlo Gateway (unconsolidated joint venture)(1)	251,995	520,988	—	772,983	3	5,521	100.0	100.0
100 Independence Drive and 125 and 135 Constitution Drive
Alexandria PARC	148,951	—	48,547	197,498	4	8,288	100.0	75.4
2100, 2200, 2300, and 2400 Geng Road
960 Industrial Road	110,000	—	—	110,000	1	2,749	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
3165 Porter Drive	91,644	—	—	91,644	1	3,885	100.0	100.0
1450 Page Mill Road	77,634	—	—	77,634	1	8,009	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	2,211	100.0	100.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,753	100.0	100.0
Greater Stanford	871,506	520,988	48,547	1,441,041	13	36,673	100.0	94.7
San Francisco	4,644,847	1,627,088	48,547	6,320,482	44	226,095	99.8	98.8

New York City
Manhattan
Alexandria Center® for Life Science – New York City	727,674	—	—	727,674	2	63,380	100.0	100.0
430 and 450 East 29th Street
New York City	727,674	—	—	727,674	2	$63,380	100.0%	100.0%

(1)	See page 45 of this Supplemental Information for our ownership percentage.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	28

Property Listing (continued)
June 30, 2018
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Diego
Torrey Pines
ARE Spectrum	336,461	—	—	336,461	3	$17,388	100.0%	100.0%
3215 Merryfield Row and 3013 and 3033 Science Park Road
ARE Torrey Ridge	294,993	—	—	294,993	3	13,397	89.8	89.8
10578, 10614, and 10628 Science Center Drive
ARE Sunrise	236,635	—	—	236,635	3	8,834	99.7	99.7
10931/10933 and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
ARE Nautilus	223,751	—	—	223,751	4	9,214	88.9	88.9
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
3545 Cray Court	116,556	—	—	116,556	1	4,827	100.0	100.0
11119 North Torrey Pines Road	72,506	—	—	72,506	1	3,409	100.0	100.0
Torrey Pines	1,280,902	—	—	1,280,902	15	57,069	95.6	95.6
University Town Center
Campus Pointe by Alexandria (consolidated joint venture – 55% ownership)
10290 and 10300 Campus Point Drive and 4110 Campus Point Court	798,799	—	—	798,799	3	32,236	95.7	95.7
5200 Illumina Way	792,687	—	—	792,687	6	28,840	100.0	100.0
ARE Esplanade	241,963	—	—	241,963	4	10,036	100.0	100.0
4755, 4757, and 4767 Nexus Center Drive and 4796 Executive Drive
ARE Towne Centre
9625 Towne Centre Drive (consolidated joint venture – 50.1% ownership)	—	—	163,648	163,648	1	—	N/A	—
9363, 9373, and 9393 Towne Centre Drive	140,398	—	—	140,398	3	3,181	91.3	91.3
University Town Center	1,973,847	—	163,648	2,137,495	17	74,293	97.6	90.1
Sorrento Mesa
Summers Ridge Science Park	316,531	—	—	316,531	4	10,843	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
5810/5820 and 6138/6150 Nancy Ridge Drive	138,970	—	—	138,970	2	3,950	100.0	100.0
10121 and 10151 Barnes Canyon Road	102,392	—	—	102,392	2	2,691	100.0	100.0
ARE Portola	101,857	—	—	101,857	3	2,092	71.7	71.7
6175, 6225, and 6275 Nancy Ridge Drive
7330 Carroll Road	66,244	—	—	66,244	1	2,431	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	832	86.8	86.8
Sorrento Mesa	759,811	—	—	759,811	13	22,839	95.6	95.6
Sorrento Valley
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,655	—	—	121,655	6	2,223	74.6	74.6
3985, 4025, 4031, and 4045 Sorrento Valley Boulevard	103,111	—	—	103,111	4	2,593	84.6	84.6
Sorrento Valley	224,766	—	—	224,766	10	4,816	79.2	79.2
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,972	100.0	100.0
San Diego	4,349,106	—	163,648	4,512,754	56	$161,989	95.8%	92.3%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	29

Property Listing (continued)
June 30, 2018
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Seattle
Lake Union
400 Dexter Avenue North	290,111	—	—	290,111	1	$15,077	100.0%	100.0%
1818 Fairview Avenue East	—	205,000	—	205,000	1	—	N/A	N/A
1201 and 1208 Eastlake Avenue East	203,369	—	—	203,369	2	8,748	100.0	100.0
2301 5th Avenue	197,135	—	—	197,135	1	9,097	97.4	97.4
1616 Eastlake Avenue East	168,708	—	—	168,708	1	7,944	90.2	90.2
1551 Eastlake Avenue East	117,482	—	—	117,482	1	4,842	100.0	100.0
199 East Blaine Street	115,084	—	—	115,084	1	6,191	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,843	100.0	100.0
1600 Fairview Avenue East	27,991	—	—	27,991	1	1,243	100.0	100.0
Lake Union	1,150,585	205,000	—	1,355,585	10	54,985	98.1	98.1
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,724	—	—	36,724	2	953	63.9	63.9
Elliott Bay	84,470	—	—	84,470	3	2,792	84.3	84.3
Seattle	1,235,055	205,000	—	1,440,055	13	57,777	97.2	97.2

Maryland
Rockville
9800, 9900, and 9920 Medical Center Drive	341,169	—	45,039	386,208	6	13,220	100.0	88.3
9704, 9708, 9712, and 9714 Medical Center Drive	214,725	—	—	214,725	4	7,862	100.0	100.0
1330 Piccard Drive	131,511	—	—	131,511	1	3,537	100.0	100.0
1500 and 1550 East Gude Drive	90,489	—	—	90,489	2	1,681	100.0	100.0
14920 and 15010 Broschart Road	86,703	—	—	86,703	2	2,045	91.9	91.9
1405 Research Boulevard	71,669	—	—	71,669	1	2,315	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,407	100.0	100.0
9920 Belward Campus Drive	51,181	—	—	51,181	1	1,568	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,329	100.0	100.0
5 Research Court	49,160	—	—	49,160	1	—	—	—
Rockville	1,149,644	—	45,039	1,194,683	20	35,964	95.1	91.5
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	377,401	—	—	377,401	4	8,262	91.1	91.1
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II
708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road	235,053	—	—	235,053	5	6,329	95.0	95.0
704 Quince Orchard Road (unconsolidated joint venture – 56.8% ownership)	21,745	—	58,186	79,931	1	306	100.0	27.2
50 and 55 West Watkins Mill Road	96,915	—	—	96,915	2	2,670	100.0	100.0
401 Professional Drive	63,154	—	—	63,154	1	1,558	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,004	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,191	100.0	100.0
Gaithersburg	872,218	—	58,186	930,404	15	$21,320	94.8%	88.8%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	30

Property Listing (continued)
June 30, 2018
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Maryland (continued)
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	$2,462	98.4%	98.4%
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,461,932	—	103,225	2,565,157	37	64,884	95.7	91.9

Research Triangle Park
Research Triangle Park
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	3,463	92.3	92.3
100, 800, and 801 Capitola Drive
Alexandria Center® for AgTech – RTP	33,181	—	141,819	175,000	1	914	100.0	19.0
5 Laboratory Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,607	100.0	100.0
Alexandria Innovation Center® – Research Triangle Park	135,677	—	—	135,677	3	3,307	96.7	96.7
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,740	95.7	95.7
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,680	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,379	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,148	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	479	54.2	54.2
6101 Quadrangle Drive	30,122	—	—	30,122	1	539	100.0	100.0
Research Triangle Park	1,076,907	—	141,819	1,218,726	16	27,056	96.5	85.3

Canada	256,967	—	—	256,967	3	6,767	98.6	98.6

Non-cluster markets	277,404	—	—	277,404	7	6,227	77.9	77.9

Total – North America excluding properties held for sale	21,467,922	1,996,088	489,097	23,953,107	233	990,289	97.1%	95.0%

Properties held for sale in North America
1300 Quince Orchard Boulevard	54,874	—	—	54,874	1	997	100.0%	100.0%

Total – North America	21,522,796	1,996,088	489,097	24,007,981	234	$991,286

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	31

Disciplined Management of Ground-Up Developments
June 30, 2018

Alexandria's Disciplined Management of Development Pipeline

10-Year Track Record of Solid Execution

RISK MITIGATION THROUGH PRE-LEASING[1]

Single Tenancy

100% Pre-leasing on 4.1M RSF

Multi-Tenancy

36% Pre-leasing on 3.0M RSF

PROJECTS ATTRACT HIGH-QUALITY TENANTS[1]

75% of Annual Rental Revenue is from Investment-Grade or Large Cap Tenants[2]

CONSERVATIVE UNDERWRITING & STRONG EXECUTION[3]

2 Months Average Early Delivery

7.4% Average Initial Stabilized Cash Yield

(1)	Represents developments commenced since January 1, 2008, comprising 28 projects aggregating 7.1 million RSF.

(2)
Represents annual rental revenue on ground-up developments commenced since January 1, 2008, from tenants with investment-grade credit rating, or a 12-month average reported market cap capitalization or private valuation greater than $10 billion as of June 30, 2018. See “Definitions and Reconciliations” in this Supplemental Information for additional information.

(3)	Represents developments commenced and delivered since January 1, 2008, comprising 22 projects aggregating 5.2 million RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	32

Investments in Real Estate
June 30, 2018
(Dollars in thousands)

	Investments in Real Estate	Square Feet
		Operating	Construction	Pre-Construction	Intermediate-Term & Future Projects	Total

Investments in real estate:
Rental properties:
Consolidated	$11,882,062	21,038,347	—	—	—	21,038,347
Unconsolidated(1)	N/A	484,449	—	—	—	484,449
	11,882,062	21,522,796	—	—	—	21,522,796

New Class A development and redevelopment properties:
2018 deliveries	214,560	—	501,325	—	—	501,325
2019 deliveries
Consolidated	352,871	—	810,921	126,971	—	937,892
Unconsolidated(1)	N/A	—	1,172,939	—	—	1,172,939
2019 deliveries	352,871	—	1,983,860	126,971	—	2,110,831
2018 and 2019 deliveries	567,431	—	2,485,185	126,971	—	2,612,156

2020 deliveries	191,050	—	—	908,000	—	908,000
New Class A development and redevelopment properties undergoing construction and pre-construction	758,481	—	2,485,185	1,034,971	—	3,520,156

Intermediate-term and future development and redevelopment projects:
Intermediate-term	494,938	—	—	—	4,138,317	4,138,317
Future	92,473	—	—	—	3,273,081	3,273,081
Portion of development and redevelopment square feet that will replace existing RSF included in rental properties(2)	N/A	—	—	(126,971)	(351,185)	(478,156)
Intermediate-term and future development and redevelopment projects, excluding RSF related to rental properties	587,411	—	—	(126,971)	7,060,213	6,933,242

Gross investments in real estate	13,227,954	21,522,796	2,485,185	908,000	7,060,213	31,976,194
		24,007,981
Less: accumulated depreciation	(2,066,333)
Net investments in real estate – North America	11,161,621
Net investments in real estate – Asia	29,150
Investments in real estate	$11,190,771

(1)	Our share of the cost basis associated with unconsolidated square feet is classified in investments in unconsolidated real estate joint ventures in our consolidated balance sheets.

(2)	See footnotes 1, 3, and 4 on page 42 and footnote 1 on page 43 of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	33

New Class A Development and Redevelopment Properties: Placed into Service in the Last 12 Months

June 30, 2018

100 Binney Street	266 and 275 Second Avenue	510 Townsend Street
Greater Boston/Cambridge	Greater Boston/Route 128	San Francisco/Mission Bay/SoMa
432,931 RSF	27,315 RSF	295,333 RSF
Bristol-Myers Squibb Company Facebook, Inc.	Visterra, Inc.(1)	Stripe, Inc.

505 Brannan Street, Phase I	ARE Spectrum	400 Dexter Avenue North	5 Laboratory Drive
San Francisco/Mission Bay/SoMa	San Diego/Torrey Pines	Seattle/Lake Union	Research Triangle Park/RTP
148,146 RSF	336,461 RSF	290,111 RSF	33,181 RSF
Pinterest, Inc.	Celgene Corporation Vertex Pharmaceuticals Incorporated The Medicines Company Wellspring Biosciences LLC	Celgene Corporation ClubCorp Holdings, Inc.	Boragen, Inc. Elo Life Systems, Inc. Indigo Ag, Inc.

RSF represents the cumulative RSF placed into service.

(1)
In July 2018, Otsuka Pharmaceutical Co., Ltd. entered into a definitive agreement to acquire Visterra, Inc. The transaction is expected to be completed during the third quarter of 2018. As of July 17, 2018, Otsuka Pharmaceutical Co., Ltd. had a market capitalization of $25.6 billion.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	34

New Class A Development and Redevelopment Properties: Placed into Service in the Last 12 Months (continued)
June 30, 2018
(Dollars in thousands)

Property/Market/Submarket	Our Ownership Interest	Date Delivered	RSF Placed into Service						Operating Property Leased Percentage	Total Project		Unlevered Yields
												Initial Stabilized	Initial Stabilized (Cash)
			Prior to 7/1/17	3Q17	4Q17	1Q18	2Q18	Total		RSF	Investment
Consolidated development projects
100 Binney Street/Greater Boston/Cambridge	100%	Various	—	341,776	—	91,155	—	432,931	100%	432,931	$436,000	8.2%	7.4%
510 Townsend Street/San Francisco/ Mission Bay/SoMa	100%	10/31/17	—	—	295,333	—	—	295,333	100%	295,333	$226,000	7.9%	7.5%
505 Brannan Street, Phase I/San Francisco/Mission Bay/SoMa	99.7%	10/10/17	—	—	148,146	—	—	148,146	100%	148,146	$140,000	8.5%	7.2%
ARE Spectrum/San Diego/Torrey Pines	100%	Various	165,938	—	170,523	—	—	336,461	98%	336,461	$277,000	6.4%	6.2%
400 Dexter Avenue North/Seattle/Lake Union	100%	Various	241,276	17,620	31,215	—	—	290,111	100%	290,111	$223,000	7.0%	7.1%

Consolidated redevelopment project
266 and 275 Second Avenue/Greater Boston/Route 128	100%	3/31/18	—	—	—	27,315	—	27,315	100%	203,757	$89,000	8.4%	7.1%
5 Laboratory Drive/Research Triangle Park/RTP	100%	Various	—	—	—	—	33,181	33,181	100%	175,000	$62,500	7.7%	7.6%
Total			407,214	359,396	645,217	118,470	33,181	1,563,478

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	35

New Class A Development and Redevelopment Properties: 2018 Deliveries

June 30, 2018

399 Binney Street	266 and 275 Second Avenue	9625 Towne Centre Drive
Greater Boston/Cambridge	Greater Boston/Route 128	San Diego/University Town Center
164,000 RSF	31,858 RSF	163,648 RSF
Rubius Therapeutics, Inc. Relay Therapeutics, Inc. Celsius Therapeutics, Inc.	Marketing	Takeda Pharmaceutical Company Ltd.

5 Laboratory Drive
Research Triangle Park/RTP
141,819 RSF
Boragen, Inc. Indigo Ag, Inc. AgTech Accelerator Corporation Multi-Tenant/Marketing

501,325
RSF
75%
Leased

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	36

New Class A Development and Redevelopment Properties: 2019 Deliveries

June 30, 2018

213 East Grand Avenue	9900 Medical Center Drive	279 East Grand Avenue	Alexandria PARC	1818 Fairview Avenue East
San Francisco/South San Francisco	Maryland/Rockville	San Francisco/South San Francisco	San Francisco/Greater Stanford	Seattle/Lake Union
300,930 RSF	45,039 RSF	211,405 RSF	48,547 RSF	205,000 RSF
Merck & Co., Inc.	Lonza Walkersville, Inc. Multi-Tenant/Marketing	Verily Life Sciences, LLC insitro, Inc. Multi-Tenant/Marketing	Adaptive Insights, Inc.	bluebird bio, Inc. Multi-Tenant/Marketing

681 Gateway Boulevard	704 Quince Orchard Road	Menlo Gateway	1655 and 1725 Third Street
San Francisco/South San Francisco	Maryland/Gaithersburg	San Francisco/Greater Stanford	San Francisco/Mission Bay/SoMa
126,971 RSF	58,186 RSF	520,988 RSF	593,765 RSF	2,110,831 RSF
Twist Bioscience Corporation Multi-Tenant/Marketing	Multi-Tenant/Marketing	Facebook, Inc.	Uber Technologies, Inc.

86% Leased

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	37

New Class A Development and Redevelopment Properties: 2020 Deliveries
June 30, 2018

825 and 835 Industrial Road	201 Haskins Way
San Francisco/Greater Stanford	San Francisco/South San Francisco
530,000 RSF	280,000 RSF
Multi-Tenant/Marketing	Multi-Tenant/Marketing

9880 Campus Point Drive
San Diego/University Town Center	908,000
98,000 RSF
Multi-Tenant/Marketing

RSF
Under Pre-Construction and Marketing

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	38

New Class A Development and Redevelopment Properties: 2018–2020 Deliveries

June 30, 2018

Property/Market/Submarket	Dev/ Redev	RSF							Project Start
			CIP				Percentage			Occupancy(1)
		In Service	Construction	Pre-construction	Total	Total Project	Leased	Leased/Negotiating		Initial	Stabilized
2018 deliveries: consolidated projects
266 and 275 Second Avenue/Greater Boston/Route 128	Redev	171,899	31,858	—	31,858	203,757	85%	85%	3Q17	1Q18	2018
5 Laboratory Drive/Research Triangle Park/RTP	Redev	33,181	141,819	—	141,819	175,000	38	38	2Q17	2Q18	2019
9625 Towne Centre Drive/San Diego/University Town Center(2)	Redev	—	163,648	—	163,648	163,648	100	100	3Q15	4Q18	4Q18
399 Binney Street/Greater Boston/Cambridge	Dev	—	164,000	—	164,000	164,000	75	98	4Q17	4Q18	2019
2018 deliveries		205,080	501,325	—	501,325	706,405	75%	80%

2019 deliveries: consolidated projects
213 East Grand Avenue/San Francisco/South San Francisco	Dev	—	300,930	—	300,930	300,930	100%	100%	2Q17	1Q19	1Q19
9900 Medical Center Drive/Maryland/Rockville	Redev	—	45,039	—	45,039	45,039	58	58	3Q17	1Q19	2019
279 East Grand Avenue/San Francisco/South San Francisco	Dev	—	211,405	—	211,405	211,405	83	83	4Q17	1Q19	2020
Alexandria PARC/San Francisco/Greater Stanford	Redev	148,951	48,547	—	48,547	197,498	100	100	1Q18	2Q19	2Q19
1818 Fairview Avenue East/Seattle/Lake Union	Dev	—	205,000	—	205,000	205,000	12	24	2Q18	2Q19	2020
681 Gateway Boulevard/San Francisco/South San Francisco(3)	Redev	—	—	126,971	126,971	126,971	48	48	4Q18	2Q19	2020
		148,951	810,921	126,971	937,892	1,086,843	72	75

2019 deliveries: unconsolidated joint venture projects(2)
704 Quince Orchard Road/Maryland/Gaithersburg	Redev	21,745	58,186	—	58,186	79,931	36	40	1Q18	1Q19	2020
Menlo Gateway/San Francisco/Greater Stanford	Dev	251,995	520,988	—	520,988	772,983	100	100	4Q17	4Q19	4Q19
1655 and 1725 Third Street/San Francisco/Mission Bay/SoMa	Dev	—	593,765	—	593,765	593,765	100	100	1Q18	4Q19	4Q19
		273,740	1,172,939	—	1,172,939	1,446,679	96	97
2019 deliveries		422,691	1,983,860	126,971	2,110,831	2,533,522	86%	87%

2018 and 2019 deliveries		627,771	2,485,185	126,971	2,612,156	3,239,927	84%	86%

2020 deliveries: consolidated projects
825 and 835 Industrial Road/San Francisco/Greater Stanford	Dev	—	—	530,000	530,000	530,000
201 Haskins Way/San Francisco/South San Francisco	Dev	—	—	280,000	280,000	280,000
9880 Campus Point Drive/San Diego/University Town Center	Dev	—	—	98,000	98,000	98,000
2020 deliveries		—	—	908,000	908,000	908,000

Total		627,771	2,485,185	1,034,971	3,520,156	4,147,927

(1)	Initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.

(2)	See page 45 of this Supplemental Information for additional information.

(3)
The building is 100% occupied through the end of the third quarter of 2018, after which we expect to redevelop the building from office space to office/laboratory space and expand it by an additional 15,000 RSF to 30,000 RSF. We have executed a lease for 60,963 RSF, or 48% of the existing building’s RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	39

New Class A Development and Redevelopment Properties: 2018–2020 Deliveries (continued)

June 30, 2018

	Our Ownership Interest			Cost to Complete			Unlevered Yields
Property/Market/Submarket		In Service	CIP	Construction Loan	ARE Funding	Total at Completion	Initial Stabilized	Initial Stabilized (Cash)

2018 deliveries: consolidated projects
266 and 275 Second Avenue/Greater Boston/Route 128	100%	$73,527	$9,970	$—	$5,503	$89,000	8.4%	7.1%
5 Laboratory Drive/Research Triangle Park/RTP	100%	4,771	21,239	—	36,490	62,500	7.7%	7.6%
9625 Towne Centre Drive/San Diego/University Town Center(1)	50.1%	—	65,517	—	27,483	93,000	7.0%	7.0%
399 Binney Street/Greater Boston/Cambridge	100%	—	117,834	—	56,166	174,000	7.3%	6.7%
2018 deliveries undergoing construction		78,298	214,560	—	125,642	418,500

2019 deliveries: consolidated projects
213 East Grand Avenue/San Francisco/South San Francisco	100%	—	173,962	—	86,038	260,000	7.2%	6.4%
9900 Medical Center Drive/Maryland/Rockville	100%	—	8,370	—	5,930	14,300	8.4%	8.4%
279 East Grand Avenue/San Francisco/South San Francisco	100%	—	79,924	—	71,076	151,000	7.8%	8.1%
Alexandria PARC/San Francisco/Greater Stanford	100%	95,085	32,402	—	22,513	150,000	7.3%	6.1%
1818 Fairview Avenue East/Seattle/Lake Union	100%	—	58,213	—	131,787	190,000	6.7%	6.7%
681 Gateway Boulevard/San Francisco/South San Francisco	100%	—	—	—	108,000	108,000	8.5%	7.9%

		95,085	352,871	—	425,344	873,300

2019 deliveries: unconsolidated joint venture projects(1)
(amounts represent our share)
704 Quince Orchard Road/Maryland/Gaithersburg	56.8%	1,207	3,838	7,274	981	13,300	8.9%	8.8%
Menlo Gateway/San Francisco/Greater Stanford	29.4%	76,490	79,436	109,240	164,834	430,000	6.9%	6.3%
1655 and 1725 Third Street/San Francisco/Mission Bay/SoMa	10.0%	—	43,078	29,948	4,974	78,000	7.8%	6.0%
		77,697	126,352	146,462	170,789	521,300
2019 deliveries		172,782	479,223	146,462	596,133	1,394,600

2018 and 2019 deliveries		251,080	693,783	$146,462	$721,775	$1,813,100

2020 deliveries: consolidated projects
825 and 835 Industrial Road/San Francisco/Greater Stanford	100%	—	105,303
201 Haskins Way/San Francisco/South San Francisco	100%	—	42,215
9880 Campus Point Drive/San Diego/University Town Center	100%	—	43,532
2020 deliveries		—	191,050

Total		$251,080	$884,833

(1)	See page 45 of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	40

New Class A Development and Redevelopment Properties: Intermediate-Term Development Projects
June 30, 2018

325 Binney Street	88 Bluxome Street	505 Brannan Street, Phase II	960 Industrial Road	Alexandria Center® for Life Science
Greater Boston/Cambridge	San Francisco/Mission Bay/SoMa	San Francisco/Mission Bay/SoMa	San Francisco/Greater Stanford	New York City/Manhattan
208,965 RSF	1,070,925 RSF	165,000 RSF	533,000 RSF	550,000 RSF

5200 Illumina Way	Campus Pointe by Alexandria	1150 Eastlake Avenue East	1165/1166 Eastlake Avenue East	9800 Medical Center Drive
San Diego/University Town Center	San Diego/University Town Center	Seattle/Lake Union	Seattle/Lake Union	Maryland/Rockville
386,044 RSF	318,383 RSF	260,000 RSF	106,000 RSF	180,000 RSF

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	41

New Class A Development and Redevelopment Properties: Summary of Pipeline
June 30, 2018
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Projected Deliveries				Intermediate- Term Development		Future Development/Redevelopment
				2018	2019		2020				Total(1)
Greater Boston
Undergoing construction
399 Binney Street (Alexandria Center® at One Kendall Square)/Cambridge	100%	$117,834		164,000	—		—	—		—	164,000
266 and 275 Second Avenue/Route 128	100%	9,970		31,858	—		—	—		—	31,858
Intermediate-term development
325 Binney Street/Cambridge	100%	94,956		—	—		—	208,965		—	208,965
Future development
Alexandria Technology Square®/Cambridge	100%	7,787		—	—		—	—		100,000	100,000
100 Tech Drive/Route 128	100%	—		—	—		—	—		300,000	300,000
Other value-creation projects	100%	7,754		—	—		—	—		405,599	405,599
		238,301		195,858	—		—	208,965		805,599	1,210,422
San Francisco
Undergoing construction or pre-construction
1655 and 1725 Third Street/Mission Bay/SoMa	10.0%	—	(2)	—	593,765		—	—		—	593,765
213 East Grand Avenue/South San Francisco	100%	173,962		—	300,930		—	—		—	300,930
279 East Grand Avenue/South San Francisco	100%	79,924		—	211,405		—	—		—	211,405
201 Haskins Way/South San Francisco	100%	42,215		—	—		280,000	—		—	280,000
681 Gateway Boulevard/South San Francisco	100%	—		—	126,971	(3)	—	—		—	126,971
Menlo Gateway/Greater Stanford	29.4%	—	(2)	—	520,988		—	—		—	520,988
825 and 835 Industrial Road/Greater Stanford	100%	105,303		—	—		530,000	—		—	530,000
Alexandria PARC/Greater Stanford	100%	32,402		—	48,547		—	—		—	48,547
Intermediate-term development
88 Bluxome Street/Mission Bay/SoMa	100%	169,361		—	—		—	1,070,925	(1)	—	1,070,925
505 Brannan Street, Phase II/Mission Bay/SoMa	99.7%	16,018		—	—		—	165,000		—	165,000
960 Industrial Road/Greater Stanford	100%	78,516		—	—		—	533,000	(4)	—	533,000
Future development
East Grand Avenue/South San Francisco	100%	5,988		—	—		—	—		90,000	90,000
Other value-creation projects	100%	733		—	—		—	—		95,620	95,620
		704,422		—	1,802,606		810,000	1,768,925		185,620	4,567,151
New York City
Intermediate-term development
Alexandria Center® for Life Science – New York City/Manhattan	100%	10,163		—	—		—	550,000		—	550,000
		$10,163		—	—		—	550,000		—	550,000
(1)    Represents total square footage upon completion of development of a new Class A property. RSF presented includes RSF of a building currently in operation that will be demolished upon commencement of construction.
(2)    This property is an unconsolidated real estate joint venture. See our share of the investment in real estate on page 45 of this Supplemental Information for additional information.
(3)    See page 39 of this Supplemental Information for additional information on our near-term redevelopment opportunity at this property. RSF represents an existing operating building to be redeveloped upon expiration of the existing lease at the end of the third quarter 2018.
(4)    Represents total RSF available for future development in either (i) one phase aggregating 533,000 RSF or (ii) two phases consisting of 423,000 RSF and 110,000 RSF, upon receiving entitlements.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	42

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2018
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Projected Deliveries			Intermediate- Term Development			Future Development/Redevelopment
				2018	2019	2020					Total(1)
San Diego
Undergoing construction or pre-construction
9625 Towne Centre Drive/University Town Center	50.1%	$65,517		163,648	—	—	—			—	163,648
9880 Campus Point Drive/University Town Center	100%	43,532		—	—	98,000	—			—	98,000
Intermediate-term development
5200 Illumina Way/University Town Center	100%	11,814		—	—	—	386,044			—	386,044
Campus Point Drive/University Town Center	55.0%	16,377		—	—	—	318,383			—	318,383
Future development
Vista Wateridge/Sorrento Mesa	100%	4,022		—	—	—	—			163,000	163,000
Other value-creation projects	100%	48,050		—	—	—	125,000			309,895	434,895
		189,312		163,648	—	98,000	829,427			472,895	1,563,970
Seattle
Undergoing construction
1818 Fairview Avenue East/Lake Union	100%	58,213		—	205,000	—	—			—	205,000
Intermediate-term development
1150 Eastlake Avenue East/Lake Union	100%	20,884		—	—	—	260,000			—	260,000
1165/1166 Eastlake Avenue East/Lake Union	100%	15,830		—	—	—	106,000		—	—	106,000
		94,927		—	205,000	—	366,000			—	571,000
Maryland
Undergoing construction
9900 Medical Center Drive/Rockville	100%	8,370		—	45,039	—	—			—	45,039
704 Quince Orchard Road/Gaithersburg	56.8%	—	(2)	—	58,186	—	—			—	58,186
Intermediate-term development
9800 Medical Center Drive/Rockville	100%	11,680		—	—	—	180,000			—	180,000
Future development
Other value-creation projects	100%	4,037		—	—	—	—			61,000	61,000
		24,087		—	103,225	—	180,000			61,000	344,225
Research Triangle Park
Undergoing construction
5 Laboratory Drive/Research Triangle Park	100%	21,239		141,819	—	—	—			—	141,819
Future development
6 Davis Drive/Research Triangle Park	100%	16,952		—	—	—	—			1,000,000	1,000,000
Other value-creation projects	100%	5,053		—	—	—	—			176,262	176,262
		43,244		141,819	—	—	—			1,176,262	1,318,081
Other value-creation projects	Various	41,436		—	—	—	235,000	(1)		571,705	806,705
		$1,345,892		501,325	2,110,831	908,000	4,138,317			3,273,081	10,931,554

(1)	Represents total square footage upon completion of development of a new Class A property.

(2)	This property is an unconsolidated real estate joint venture. See our share of the investment in real estate is on page 45 of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	43

Construction Spending
June 30, 2018
(Dollars in thousands, except per RSF amounts)

Six Months Ended
Construction Spending	June 30, 2018
Additions to real estate – consolidated projects	$431,225
Investments in unconsolidated real estate joint ventures	44,486
Construction spending (cash basis)(1)	475,711
Increase in accrued construction	48,074
Construction spending	$523,785

Projected Construction Spending	Year Ending December 31, 2018
Development and redevelopment projects	$414,000
Investments in unconsolidated real estate joint ventures	69,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(21,000)
Generic laboratory infrastructure/building improvement projects	102,000
Non-revenue-enhancing capital expenditures and tenant improvements	12,000
Projected construction spending for six months ending December 31, 2018	576,000
Actual construction spending for six months ended June 30, 2018	523,785
Guidance range	$1,050,000	–	$1,150,000

Non-Revenue-Enhancing Capital Expenditures(2)	Six Months Ended		Recent Average per RSF(3)
	June 30, 2018
	Amount	Per RSF
Non-revenue-enhancing capital expenditures	$5,452	$0.27	$0.51

Tenant improvements and leasing costs:
Re-tenanted space	$11,533	$21.97	$19.81
Renewal space	1,989	4.55	10.93
Total tenant improvements and leasing costs/weighted average	$13,522	$14.06	$14.18

(1)	Includes revenue-enhancing projects and non-revenue-enhancing capital expenditures.

(2)	Excludes amounts that are recoverable from tenants, related to revenue-enhancing capital expenditures, or related to properties that have undergone redevelopment.

(3)	Represents the average of 2014 through 2017 and the six months ended June 30, 2018, annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	44

Joint Venture Financial Information
June 30, 2018
(Dollars in thousands)

Consolidated Real Estate Joint Ventures (controlled by us through contractual rights or majority voting rights)		Unconsolidated Real Estate Joint Ventures (controlled jointly or by our JV partners through contractual rights or majority voting rights)
Property/Market/Submarket	Noncontrolling Interest Share(1)	Property/Market/Submarket	Our Ownership Share
225 Binney Street/Greater Boston/Cambridge	70.0%	360 Longwood Avenue/Greater Boston/Longwood Medical Area	27.5%
409 and 499 Illinois Street/San Francisco/Mission Bay/SoMa	40.0%	1655 and 1725 Third Street/San Francisco/Mission Bay/SoMa	10.0%
1500 Owens Street/San Francisco/Mission Bay/SoMa	49.9%	Menlo Gateway/San Francisco/Greater Stanford	29.4%	(2)
Campus Pointe by Alexandria/San Diego/University Town Center	45.0%	1401/1413 Research Boulevard/Maryland/Rockville	65.0%	(3)
9625 Towne Centre Drive/San Diego/University Town Center	49.9%	704 Quince Orchard Road/Maryland/Gaithersburg	56.8%	(3)

	June 30, 2018
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$519,351	$271,000
Cash and cash equivalents	18,749	2,807
Restricted cash	—	533
Other assets	32,730	23,043
Secured notes payable (see page 50)	—	(82,671)
Other liabilities	(31,156)	(21,740)
Redeemable noncontrolling interests	(10,861)	—
	$528,813	$192,972

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	2Q18	1H18	2Q18	1H18
Total revenues	$13,883	$27,374	$3,066	$5,527
Rental operations	(4,279)	(8,182)	(910)	(1,326)
	9,604	19,192	2,156	4,201
General and administrative	(85)	(132)	(22)	(47)
Interest	—	—	(237)	(469)
Depreciation and amortization	(3,914)	(7,781)	(807)	(1,451)
	$5,605	$11,279	$1,090	$2,234

(1)	In addition to the consolidated real estate joint ventures listed, various partners hold insignificant noncontrolling interests in four other properties in North America.

(2)	As of June 30, 2018, we have an ownership interest in Menlo Gateway of 29.4% and expect our ownership to increase to 49% through future funding of construction costs by March 31, 2019.

(3)	Represents our ownership interest; our voting interest is limited to 50%.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	45

Investments
June 30, 2018
(Dollars in thousands)

On January 1, 2018, we adopted a new accounting standard that requires us, on a prospective basis, to present our equity investments at fair value whenever fair value (or NAV) is readily available. For investments without readily available fair values, we adjust the cost basis whenever such investments have an observable price change. Further adjustments are not made until another price change, if any, is observed. See “Definitions and Reconciliations” on page 53 for information related to our adoption of this new accounting standard.

	June 30, 2018
	Three Months Ended	Six Months Ended
Realized gains	$7,463	$20,795
Unrealized gains	5,067	77,296
Investment income	$12,530	$98,091

	Cost	Adjustments		Carrying Amount
Investments at fair value:
Publicly traded companies	$101,603	$97,013		$198,616
Entities that report NAV	173,813	110,843	(1)	284,656

Entities that do not report NAV:
Entities with observable price changes since 1/1/18	12,811	10,289		23,100
Entities without observable price changes	284,381	—		284,381
June 30, 2018	$572,608	$218,145	(2)	$790,753

March 31, 2018	$511,162	$213,148		$724,310

(1)	Represents adjustments, using reported NAV as a practical expedient to estimate fair value, for our limited partnership investments.

(2)
Comprises (i) $50 million of unrealized gains recognized prior to adoption of the new accounting standard, (ii) $91 million of unrealized gains recognized upon adoption of the new accounting standard, and (iii) $77 million of unrealized gains recognized subsequent to adoption of the new accounting standard.

Public/Private Mix (Cost)

Tenant/Non-Tenant Mix (Cost)

287	$2.0M
Holdings	Average Cost of Investment

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	46

Key Credit Metrics
June 30, 2018

Net Debt to Adjusted EBITDA(1)	Net Debt and Preferred Stock to Adjusted EBITDA(1)

Fixed-Charge Coverage Ratio(1)	Liquidity(2)

	$2.9B

	(in millions)
	Availability under our $1.65 billion unsecured senior line of credit	$1,650
	Outstanding forward equity sales agreements	710
	Cash, cash equivalents, and restricted cash	322
	Investments in publicly traded companies	199
	Remaining construction loan commitments	15
		$2,896

(1)	Quarter annualized.

(2)	As of June 30, 2018.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	47

Summary of Debt
June 30, 2018

Debt maturities chart
(In millions)

(1)
Includes our secured construction loan for our property at 50 and 60 Binney Street in our Cambridge submarket with an outstanding balance of $334.4 million as of June 30, 2018. In July 2018, we completed a partial repayment of $150.0 million on this secured construction loan. We have two one-year options to extend the stated maturity date to January 28, 2021, subject to certain conditions. Our guidance on sources and uses of capital on page 7 also assumes repayment of our 2019 unsecured senior bank term loan amounts aggregating $200.0 million in 2018.

(2)	In 2H18, we expect to amend our $1.65 billion unsecured senior line of credit and our 2021 Unsecured Senior Bank Term Loan to extend the maturity date of both facilities to 2024, among other changes.

Fixed-rate/hedged and unhedged variable-rate debt
(Dollars in thousands)

	Fixed-Rate/Hedged Variable-Rate Debt	Unhedged Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$491,897	$284,363	$776,260	13.8%	4.28%	2.8
Unsecured senior notes payable	4,289,521	—	4,289,521	76.4	4.15	6.9
$1.65 billion unsecured senior line of credit(2)	—	—	—	—	N/A	3.3
2019 Unsecured Senior Bank Term Loan	199,620	—	199,620	3.6	2.75	0.5
2021 Unsecured Senior Bank Term Loan(2)	348,704	—	348,704	6.2	2.41	2.5
Total/weighted average	$5,329,742	$284,363	$5,614,105	100.0%	4.01%	5.8
Percentage of total debt	95%	5%	100%

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.

(2)	See footnote 2 above.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	48

Summary of Debt (continued)
June 30, 2018
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)	Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
					2018	2019	2020	2021	2022	Thereafter
Secured notes payable
Greater Boston	L+1.50%	3.82%	1/28/19	(3)	$—	$334,363	$—	$—	$—	$—	$334,363	$(698)	$333,665
Greater Boston, San Diego, Seattle, and Maryland	7.75%	8.15	4/1/20		1,009	2,138	104,352	—	—	—	107,499	(585)	106,914
San Diego	4.66%	4.90	1/1/23		674	1,686	1,762	1,852	1,942	26,259	34,175	(296)	33,879
Greater Boston	3.93%	3.19	3/10/23		731	1,505	1,566	1,628	1,693	74,517	81,640	2,566	84,206
Greater Boston	4.82%	3.40	2/6/24		1,470	3,078	3,204	3,392	3,561	187,281	201,986	14,848	216,834
San Francisco	6.50%	6.50	7/1/36		11	23	25	26	28	649	762	—	762
Secured debt weighted-average interest rate/subtotal	4.60%	4.28			3,895	342,793	110,909	6,898	7,224	288,706	760,425	15,835	776,260

2019 Unsecured Senior Bank Term Loan	L+1.20%	2.75	1/3/19		—	200,000	—	—	—	—	200,000	(380)	199,620
2021 Unsecured Senior Bank Term Loan	L+1.10%	2.41	1/15/21	(4)	—	—	—	350,000	—	—	350,000	(1,296)	348,704
$1.65 billion unsecured senior line of credit	L+1.00%	N/A	10/29/21	(4)	—	—	—	—	—	—	—	—	—
Unsecured senior notes payable	2.75%	2.96	1/15/20		—	—	400,000	—	—	—	400,000	(1,237)	398,763
Unsecured senior notes payable	4.60%	4.75	4/1/22		—	—	—	—	550,000	—	550,000	(2,438)	547,562
Unsecured senior notes payable	3.90%	4.04	6/15/23		—	—	—	—	—	500,000	500,000	(2,945)	497,055
Unsecured senior notes payable	4.00%	4.18	1/15/24		—	—	—	—	—	450,000	450,000	(4,050)	445,950
Unsecured senior notes payable	3.45%	3.62	4/30/25		—	—	—	—	—	600,000	600,000	(5,954)	594,046
Unsecured senior notes payable	4.30%	4.50	1/15/26		—	—	—	—	—	300,000	300,000	(3,648)	296,352
Unsecured senior notes payable	3.95%	4.13	1/15/27		—	—	—	—	—	350,000	350,000	(4,278)	345,722
Unsecured senior notes payable	3.95%	4.07	1/15/28		—	—	—	—	—	425,000	425,000	(4,024)	420,976
Unsecured senior notes payable	4.50%	4.60	7/30/29		—	—	—	—	—	300,000	300,000	(2,452)	297,548
Unsecured senior notes payable	4.70%	4.81	7/1/30		—	—	—	—	—	450,000	450,000	(4,453)	445,547
Unsecured debt weighted average/subtotal		3.96			—	200,000	400,000	350,000	550,000	3,375,000	4,875,000	(37,155)	4,837,845
Weighted-average interest rate/total		4.01%			$3,895	$542,793	$510,909	$356,898	$557,224	$3,663,706	$5,635,425	$(21,320)	$5,614,105

Balloon payments					$—	$534,363	$503,979	$350,000	$550,000	$3,658,724	$5,597,066	$—	$5,597,066
Principal amortization					3,895	8,430	6,930	6,898	7,224	4,982	38,359	(21,320)	17,039
Total debt					$3,895	$542,793	$510,909	$356,898	$557,224	$3,663,706	$5,635,425	$(21,320)	$5,614,105

Fixed-rate/hedged variable-rate debt					$3,895	$258,430	$510,909	$356,898	$557,224	$3,663,706	$5,351,062	$(21,320)	$5,329,742
Unhedged variable-rate debt					—	284,363	—	—	—	—	284,363	—	284,363
Total debt					$3,895	$542,793	$510,909	$356,898	$557,224	$3,663,706	$5,635,425	$(21,320)	$5,614,105

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.

(2)	Reflects any extension options that we control.

(3)
Secured construction loan for our property at 50 and 60 Binney Street in our Cambridge submarket with aggregate commitments of $350.0 million. We have two one-year options to extend the stated maturity date to January 28, 2021, subject to certain conditions. In July 2018, we completed a partial repayment of $150.0 million of the outstanding balance and reduced aggregate commitments to $200.0 million.

(4)	See footnote 2 on page 48.

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Summary of Debt (continued)
June 30, 2018
(Dollars in thousands)

Unconsolidated real estate joint ventures’ debt
						100% at JV Level
Unconsolidated Joint Venture	Our Share		Maturity Date	Stated Interest Rate(1)	Interest Rate(1)(2)	Debt Balance(3)	Remaining Commitments
Menlo Gateway, Phase I	29.4%	(4)	3/1/19	L+2.50%	4.49%	$134,564	$13,290
1401/1413 Research Boulevard	65.0%		5/17/20	L+2.50%	5.39%	14,682	9,892
1655 and 1725 Third Street	10.0%		6/29/21	L+3.70%	5.68%	75,520	299,480
360 Longwood Avenue	27.5%		9/1/22	3.32%	3.54%	94,143	17,000	(5)
704 Quince Orchard Road	56.8%		3/16/23	L+1.95%	4.29%	1,016	13,809
Menlo Gateway, Phase II	29.4%	(4)	5/1/35	4.53%	4.56%	—	157,270
						$319,925	$510,741

(1)	For acquired loans, interest rate includes adjustments to reflect our effective borrowing costs at the time of acquisition.

(2)	Includes interest expense, amortization of loan fees, and amortization of premiums (discounts) as of June 30, 2018.

(3)	Represents outstanding principal, net of unamortized deferred financing costs and discount/premium.

(4)	See page 45 of this Supplemental Information for additional information.

(5)	The remaining loan commitment balance excludes an earn-out advance provision that allows for incremental borrowings up to $48.0 million, subject to certain conditions.

Debt covenants
Debt Covenant Ratios(1)	Unsecured Senior Notes Payable		$1.65 Billion Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
	Requirement	June 30, 2018	Requirement	June 30, 2018
Total Debt to Total Assets	≤ 60%	37%	≤ 60.0%	30.0%
Secured Debt to Total Assets	≤ 40%	5%	≤ 45.0%	4.1%
Consolidated EBITDA to Interest Expense	≥ 1.5x	5.2x	≥ 1.50x	4.01x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	258%	N/A	N/A
Unsecured Leverage Ratio	N/A	N/A	≤ 60.0%	33.3%
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.50x	6.64x

(1)	All covenant ratio titles utilize terms as defined in the respective debt agreements. EBITDA is not calculated under the definition set forth by the SEC in Exchange Act Release No. 47226.

Interest rate swap agreements
Effective Date	Maturity Date	Number of Contracts	Weighted-Average Interest Pay Rate(1)	Fair Value as of 6/30/18	Notional Amount in Effect as of
					6/30/18	12/31/18	12/31/19
March 29, 2018	March 31, 2019	8	1.16%	$5,142	$600,000	$600,000	$—
March 29, 2019	March 31, 2020	1	1.89%	849	—	—	100,000
Total				$5,991	$600,000	$600,000	$100,000

(1)
In addition to the interest pay rate for each swap agreement, interest is payable at an applicable margin over LIBOR for borrowings outstanding as of June 30, 2018, as listed under the column heading “Stated Rate” in our summary table of outstanding indebtedness and respective principal payments on the previous page.

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Definitions and Reconciliations
June 30, 2018

This section contains additional information for sections throughout this Supplemental Information package and the accompanying earnings press release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margins

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA:

	Three Months Ended
(Dollars in thousands)	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17
Net income	$60,547	$141,518	$45,607	$59,546	$41,496
Interest expense	38,097	36,915	36,082	31,031	31,748
Income taxes	1,106	940	1,398	1,305	1,333
Depreciation and amortization	118,852	114,219	107,714	107,788	104,098
Stock compensation expense	7,975	7,248	6,961	7,893	5,504
Loss on early extinguishment of debt	—	—	2,781	—	—
Our share of gain on sales of real estate from unconsolidated real estate JVs	—	—	—	(14,106)	—
Gain on sales of real estate – land parcels	—	—	—	—	(111)
Unrealized gains on non-real estate investments	(5,067)	(72,229)	—	—	—
Impairment of real estate and non-real estate investments	6,311	—	3,805	—	4,694
Adjusted EBITDA	$227,821	$228,611	$204,348	$193,457	$188,762

Revenue	$325,034	$320,139	$298,791	$285,370	$273,059
Realized gains on non real-estate investments	7,463	13,332	—	—	—
Impairment of non-real estate investments	—	—	3,805	—	4,491
Revenues, as adjusted(1)	$332,497	$333,471	$302,596	$285,370	$277,550

Adjusted EBITDA margins	69%	69%	68%	68%	68%

(1)
Revenues, as adjusted, includes realized gains or losses on non-real estate investments. We use revenues, as adjusted, in our calculation of Adjusted EBITDA margin. We believe using revenues, as adjusted, provides a more accurate Adjusted EBITDA margin calculation.

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate and land parcels, unrealized gains or losses on non-real estate investments, and impairments.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate our operating performance without having to account for differences recognized because of real estate investment and disposition decisions, financing decisions, capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our capital structure and indebtedness. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of real estate investment and disposition decisions. We believe that excluding charges related to share-based compensation and unrealized gains or losses on non-real estate investments facilitates for investors a comparison of our operations across periods without the variances caused by the volatility of the amounts (which depends on market forces outside our control). Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental amount, in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of June 30, 2018, approximately 97% of our leases (on an RSF basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses are classified in tenant recoveries in our consolidated statements of income.

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums/discounts. See definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

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Definitions and Reconciliations (continued)
June 30, 2018

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties located in collaborative life science and technology campuses in AAA urban innovation clusters. These projects are focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate a significant increase in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory or tech office space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory and tech office space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums/discounts. The fixed-charge coverage ratio calculation below is not directly comparable to the computation of ratio of earnings to fixed charges as defined in Item 503(d) of Regulation S-K and to the “Computation of Consolidated Ratio of Earnings to Fixed Charges and Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends” included in Exhibit 12.1 to our annual report on Form 10-K.

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17
Adjusted EBITDA	$227,821	$228,611	$204,348	$193,457	$188,762

Interest expense	$38,097	$36,915	$36,082	$31,031	$31,748
Capitalized interest	15,527	13,360	12,897	17,092	15,069
Amortization of loan fees	(2,593)	(2,543)	(2,571)	(2,840)	(2,843)
Amortization of debt premiums	606	575	639	652	625
Cash interest	51,637	48,307	47,047	45,935	44,599
Dividends on preferred stock	1,302	1,302	1,302	1,302	1,278
Fixed charges	$52,939	$49,609	$48,349	$47,237	$45,877

Fixed-charge coverage ratio:
– quarter annualized	4.3x	4.6x	4.2x	4.1x	4.1x
– trailing 12 months	4.3x	4.3x	4.1x	4.0x	3.9x

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Definitions and Reconciliations (continued)
June 30, 2018

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate investment and disposition decisions, financing decisions, capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. We compute funds from operations in accordance with standards established by the Nareit Board of Governors in its April 2002 White Paper and related implementation guidance (the “Nareit White Paper”). The Nareit White Paper defines funds from operations as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable real estate and land parcels, and impairments of depreciable real estate (excluding land parcels), plus real estate-related depreciation and amortization, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period. The definition of funds from operations in the Nareit White Paper does not include adjustments related to unrealized gains and losses on non-real estate investments, which are affected by market conditions outside of our control. Consequently, unrealized gains and losses on non-real estate investments recognized in earnings affect our reported funds from operations as computed in accordance with the Nareit White Paper.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper excluding significant realized gains or losses on the sale of non-real estate investments, unrealized gains or losses on non-real estate investments, losses on early extinguishment of debt, preferred stock redemption charges, impairments of non-depreciable real estate, impairments of non-real estate investments, and deal costs, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the quotient of the estimated amounts of net operating income at stabilization and our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

•	Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Investments

We hold investments in publicly traded companies and privately held entities primarily involved in the life science and technology industries. On January 1, 2018, we adopted a new accounting standard update (“ASU”) on financial instruments that prospectively changed how we recognize, measure, present, and disclose these investments.

Key differences between prior accounting standards and the new ASU:

Prior to January 1, 2018:

•	Investments in publicly traded companies were presented at fair value in the balance sheet, with changes in fair value classified in other comprehensive income within equity.

•	Investments in privately held entities were accounted for under the cost method of accounting.

•	Gains or losses were recognized in net income upon the sale of an investment.

•
Investments in privately held entities required accounting under the equity method unless our interest in the entity was deemed to be so minor that we had virtually no influence over the entity’s operating and financial policies. Under the equity method of accounting, we recognized our investment initially at cost and adjusted the carrying amount of the investment to recognize our share of the earnings or losses of the investee subsequent to the date of our investment. We had no investments accounted for under the equity method as of December 31, 2017.

•	Investments were evaluated for impairment, with other-than-temporary impairments recognized in net income.

Effective January 1, 2018:

•
Investments in publicly traded companies are presented at fair value in the balance sheet, with changes in fair value for investments in publicly traded companies and investments in privately held entities that report NAV, and observable price changes for investments in privately held entities that do not report NAV, are recognized as unrealized gains or losses and classified as investment income in our consolidated statements of income.

•	Investments in privately held entities without readily determinable fair values previously accounted for under the cost method are accounted for as follows:

•	Investments in privately held entities that report NAV are presented at fair value using NAV as a practical expedient, with changes in fair value recognized in net income.

•	Investments in privately held entities that do not report NAV are carried at cost, adjusted for observable price changes and impairments, with changes recognized in net income.

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Definitions and Reconciliations (continued)
June 30, 2018

•	One time adjustments recognized on January 1, 2018:

•
For investments in publicly traded companies, reclassification of cumulative unrealized gains and losses as of December 31, 2017, aggregating $49.8 million, from accumulated other comprehensive income to retained earnings.

•	For investments in privately held entities without readily determinable fair values that were previously accounted for under the cost method:

•
Adjustment of cumulative unrealized gains for investments in privately held entities that report NAV, representing the difference between fair values as of December 31, 2017, using NAV as a practical expedient, and the carrying value of the investments as of December 31, 2017, previously accounted for under the cost method, aggregating $90.8 million, with a corresponding adjustment to retained earnings.

•
No adjustment was required for investments in privately held entities that do not report NAV. The ASU requires a prospective transition approach for investments in privately held entities that do not report NAV. The Financial Accounting Standards Board (“FASB”) clarified that it would be difficult for entities to determine the last observable transaction price existing prior to the adoption of this ASU. Therefore, unlike our investments in privately held entities that report NAV that were adjusted to reflect fair values upon adoption of the new ASU, our investments in privately held entities that do not report NAV were not retrospectively adjusted to fair values upon adoption. As such, any initial valuation adjustments made for investments in privately held entities that do not report NAV subsequent to January 1, 2018, as a result of future observable price changes will include recognition of cumulative unrealized gains or losses equal to the difference between the carrying basis of the investment and the observable price at the date of measurement.

•
Investments in privately held entities will continue to require accounting under the equity method unless our interest in the entity was deemed to be so minor that we had virtually no influence over the entity’s operating and financial policies. Under the equity method of accounting, we recognize our investment initially at cost and adjust the carrying amount of the investment to recognize our share of the earnings or losses of the investee subsequent to the date of our investment. We had no investments accounted for under the equity method as of June 30, 2018.

Investment-grade or large cap tenants

Investment-grade or large cap tenants include tenants that are investment-grade rated or have a 12-month average reported market capitalization or private valuation greater than $10 billion.

Items included in net income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form 10-Q. We believe such tabular presentation promotes for investors a better understanding of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt and preferred stock redemption charges are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments and impairments of real estate and non-real estate investments are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of a non-real estate investment when its fair value declines below its carrying value due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information.

Joint venture financial information

We present components of balance sheet and operating results information related to our joint ventures, which are not in accordance with, or intended to be presentations in accordance with, GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control, and do not consolidate, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of income and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

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Definitions and Reconciliations (continued)
June 30, 2018

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA are non-GAAP financial measures that we believe are useful to investors as supplemental measures in evaluating our balance sheet leverage. Net debt is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash. Net debt and preferred stock is equal to the sum of net debt, as discussed above, plus preferred stock outstanding as of the end of the period. See definition Adjusted EBITDA for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt, and to net debt and preferred stock, and computes the ratio of each to Adjusted EBITDA:

(Dollars in thousands)	6/30/18		3/31/18		12/31/17		9/30/17		6/30/17
Secured notes payable	$776,260		$775,689		$771,061		$1,153,890		$1,127,348
Unsecured senior notes payable	4,289,521		3,396,912		3,395,804		2,801,290		2,800,398
Unsecured senior line of credit	—		490,000		50,000		314,000		300,000
Unsecured senior bank term loans	548,324		548,197		547,942		547,860		547,639
Unamortized deferred financing costs	33,775		27,438		29,051		27,803		29,710
Cash and cash equivalents	(287,029)		(221,645)		(254,381)		(118,562)		(124,877)
Restricted cash	(34,812)		(37,337)		(22,805)		(27,713)		(20,002)
Net debt	$5,326,039		$4,979,254		$4,516,672		$4,698,568		$4,660,216

Net debt	$5,326,039		$4,979,254		$4,516,672		$4,698,568		$4,660,216
7.00% Series D convertible preferred stock	74,386		74,386		74,386		74,386		74,386
Net debt and preferred stock	$5,400,425		$5,053,640		$4,591,058		$4,772,954		$4,734,602

Adjusted EBITDA:
– quarter annualized	$911,284		$914,444		$817,392		$773,828		$755,048
– trailing 12 months	$854,237		$815,178		$767,508		$728,869		$689,079
Net debt to Adjusted EBITDA:
– quarter annualized	5.8	x	5.4	x	5.5	x	6.1	x	6.2	x
– trailing 12 months	6.2	x	6.1	x	5.9	x	6.4	x	6.8	x
Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.9	x	5.5	x	5.6	x	6.2	x	6.3	x
– trailing 12 months	6.3	x	6.2	x	6.0	x	6.5	x	6.9	x

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net income to net operating income:

	Three Months Ended				Six Months Ended
(Dollars in thousands)	6/30/18	3/31/18	12/31/17	6/30/17	6/30/18	6/30/17
Net income	$60,547	$141,518	$45,607	$41,496	$202,065	$89,051

Equity in earnings of unconsolidated real estate joint ventures	(1,090)	(1,144)	(376)	(589)	(2,234)	(950)
General and administrative expenses	22,939	22,421	18,910	19,234	45,360	38,463
Interest expense	38,097	36,915	36,082	31,748	75,012	61,532
Depreciation and amortization	118,852	114,219	107,714	104,098	233,071	201,281
Impairment of real estate	6,311	—	—	203	6,311	203
Loss on early extinguishment of debt	—	—	2,781	—	—	670
Gain on sales of real estate – rental properties	—	—	—	—	—	(270)
Gain on sales of real estate – land parcels	—	—	—	(111)	—	(111)
Investment income	(12,530)	(85,561)	—	—	(98,091)	—
Net operating income	233,126	228,368	210,718	196,079	461,494	389,869
Straight-line rent revenue and amortization of acquired below-market leases	(28,457)	(38,801)	(37,428)	(22,909)	(67,258)	(63,860)
Net operating income (cash basis)	$204,669	$189,567	$173,290	$173,170	$394,236	$326,009

Net operating income (cash basis) – annualized	$818,676	$758,268	$693,160	$692,680	$788,472	$652,018

Revenues	$325,034	$320,139	$298,791	$273,059	$645,173	$543,936

Operating margin	72%	71%	71%	72%	72%	72%

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings (losses) of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairment of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for evaluating the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

Further, we believe net operating income is useful to investors as a performance measure for our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not

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Definitions and Reconciliations (continued)
June 30, 2018

immediately apparent from net income. Net operating income can be used to measure the initial stabilized yields of our properties by calculating the quotient of net operating income generated by a property on a straight-line basis and our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions and deterioration in market conditions. We also exclude realized and unrealized investment income calculated under a new ASU effective January 1, 2018, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as loss on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses that are included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income as presented in our consolidated statements of income. Net operating income should not be considered as an alternative to net income as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental rate revenue, see our discussion of annual rental revenue herein.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total rental revenues, tenant recoveries, and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and annual same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or annual period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, rental revenues from lease termination fees, if any, are excluded from the results of same properties.

The following table reconciles the number of same properties to total properties:

Development – under construction	Properties
213 East Grand Avenue	1
399 Binney Street	1
279 East Grand Avenue	1
1818 Fairview Avenue East	1
Menlo Gateway (unconsolidated real estate JV)	3
1655 and 1725 Third Street (unconsolidated real estate JV)	2
9

Development – placed into service after January 1, 2017	Properties
505 Brannan Street	1
510 Townsend Street	1
ARE Spectrum	3
400 Dexter Avenue North	1
100 Binney Street	1
7

Redevelopment – under construction	Properties
9625 Towne Centre Drive	1
5 Laboratory Drive	1
9900 Medical Center Drive	1
266 and 275 Second Avenue	2
Alexandria PARC	4
704 Quince Orchard Road (unconsolidated real estate JV)	1
10

Acquisitions after January 1, 2017	Properties
40 West Third Street	1
100 Tech Drive	1
88 Bluxome Street	1
701 Gateway Boulevard	1
960 Industrial Road	1
1450 Page Mill Road	1
4110 Campus Point Court	1
Summers Ridge Science Park	4
2301 5th Avenue	1
9704, 9708, 9712, and 9714 Medical Center Drive	4
9920 Belward Campus Drive	1
21 Firstfield Road	1
50 and 55 West Watkins Mill Road	2
	20

Unconsolidated real estate JVs	1

Properties held for sale	1
Total properties excluded from same properties	48
Same properties	186	(1)
Total properties in North America as of June 30, 2018	234

(1)
Includes 9880 Campus Point Drive, a building we acquired in 2001, occupied through January 2018 and subsequently demolished in anticipation of developing a 98,000 RSF Class A office/laboratory property.

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Definitions and Reconciliations (continued)
June 30, 2018

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Total equity market capitalization

Total equity market capitalization is equal to the sum of outstanding shares of 7.00% Series D cumulative convertible preferred stock and common stock multiplied by the related closing price of each class of security at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity market capitalization and total debt.

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17
Unencumbered net operating income	$204,843	$198,599	$181,719	$164,291	$158,072
Encumbered net operating income	28,283	29,769	28,999	37,610	38,007
Total net operating income	$233,126	$228,368	$210,718	$201,901	$196,079
Unencumbered net operating income as a percentage of total net operating income	88%	87%	86%	81%	81%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17
Weighted-average interest rate for capitalization of interest	3.92%	3.91%	3.89%	3.96%	3.98%

Weighted-average shares of common stock outstanding – diluted

We enter into capital market transactions from time to time to fund acquisitions, fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. In March 2017 and January 2018, we entered into forward equity sales agreements to sell shares of our common stock. We are required to consider the potential dilutive effect of our forward equity sales agreements under the treasury stock method while the forward equity sales agreements are outstanding.

We also consider the effect of assumed conversions of our outstanding 7.00% Series D cumulative convertible preferred stock (“Series D Convertible Preferred Stock”) when determining potentially dilutive incremental shares to our common stock. When calculating the assumed conversion, we add back to net income dividends paid on our Series D Convertible Preferred Stock to the numerator and then include additional common shares assumed to have been issued to the denominator of the per share calculation. The effect of assumed conversion is considered separately for our per share calculations of net income, funds from operations, computed in accordance with the definition in the Nareit White Paper, and funds from operations, as adjusted. The effect of assumed conversion is included when it is dilutive on a per share basis.

The weighted-average shares of common stock outstanding – diluted for EPS, FFO, and FFO, as adjusted, during each period include the following shares related to our forward equity sales agreements and Series D Convertible Preferred Stock incremental dilutive common stock:

(In thousands)	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17
Potential additional shares upon settlement/conversion:
Outstanding forward equity sales agreements	6,056	6,056	4,755	4,755	4,755
7.00% Series D Convertible Preferred Stock	2,975	2,975	2,975	2,975	2,975

	Three Months Ended					Six Months Ended
(In thousands)	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17	6/30/18	6/30/17
Incremental dilutive common shares:
Outstanding forward equity sales agreements	355	270	776	698	530	313	293

Earnings per share – diluted and funds from operations – diluted, as adjusted	355	270	776	698	530	313	293
Assumed conversion of Series D Convertible Preferred Stock	—	741	—	—	—	742	—
Funds from operations – diluted	355	1,011	776	698	530	1,055	293

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